                                                          DRAFT OF: JUNE 9, 1997


                           THE INFORMATION CONTAINED
                              IN THIS DOCUMENT IS

    ------------------------------------------------------------------------
                                  CONFIDENTIAL
                                               M  BOWNE OF LOS ANGELES, INC.
                                                 (213) 627-22OO  -  FAX (213)
                                                  627-O451

                                                 -------------------------------

                                               M  BOWNE OF CENTURY CITY
                                                 (31O) 282-88OO  -  FAX (31O)
                                                  282-8877

                                                 -------------------------------

                                               M  BOWNE OF IRVINE
                                                 (714) 476-O5O5  -  FAX (714)
                                                  851-8772

                                                 -------------------------------

                                               M  BOWNE OF SAN DIEGO
                                                 (619) 623-92OO  -  FAX (619)
                                                  623-93OO

                                                 -------------------------------
                                               M  BOWNE OF SAN FRANCISCO, INC.
                                                 (415) 362-23OO  -  FAX (415)
                                                  362-2424

                                                 -------------------------------

                                               M  BOWNE OF PALO ALTO
                                                 (415) 858-18OO  -  FAX (415)
                                                  858-O65O

                                                 -------------------------------

                                               M  BOWNE NORTHWEST
                                                 (2O6) 223-O725  -  FAX (2O6)
                                                  623-3613

                                 -----------------------------------------------

     PLEASE HELP US PROVIDE BETTER SERVICE BY NOTING THE FOLLOWING POINTS:
  WRITE LEGIBLY - SPECIFY DESIRED BLACKLINING - USE CURRENT PROOFS TO MARK-UP
    ALLOW 1/8 INCH FROM EDGE OF PAGE - USE BLACK OR DARK BLUE PEN TO MARK-UP DON'T USE FELT-TIP PENS OR SOFT LEAD PENCILS - PLACE "X" IN MARGIN BY SMALL
                                    CHANGES
(LOGO)

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1997



           PRE-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-26025


           POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-3215


           POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-58669


           POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT NO. 33-53177


           POST-EFFECTIVE AMENDMENT NO. 5 TO REGISTRATION STATEMENT NO. 33-61022


           POST-EFFECTIVE AMENDMENT NO. 6 TO REGISTRATION STATEMENT NO. 33-47244


           POST-EFFECTIVE AMENDMENT NO. 7 TO REGISTRATION STATEMENT NO. 33-40079

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                   FORM S-3/A

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                                               95-3630868
    (STATE OR OTHER JURISDICTION OF INCORPORATION OR              (I.R.S. EMPLOYER IDENTIFICATION NO.)
                     ORGANIZATION)

                            10260 CAMPUS POINT DRIVE
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 546-6000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                    COPY TO:
                             DOUGLAS E. SCOTT, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                            10260 CAMPUS POINT DRIVE
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 546-6000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES TO THE PUBLIC:
     FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                      PROPOSED MAXIMUM  PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF            AMOUNT TO      OFFERING PRICE       AGGREGATE         AMOUNT OF
   SECURITIES TO BE REGISTERED*       BE REGISTERED      PER UNIT**      OFFERING PRICE   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Class A Common Stock,
  par value $.01 per share.........  4,309,343 shs.        $26.55        $114,413,056.60     $39,452.71
===========================================================================================================

 * This Registration Statement also relates to an indeterminate number of interests in the Science Applications International Corporation Cash or Deferred Arrangement, the Science Applications International Corporation 1995 Employee Stock Purchase Plan, the Science Applications International Corporation Stock Compensation Plan, the Science Applications International Corporation Management Stock Compensation Plan, the Science Applications International Corporation Key Executive Stock Deferral Plan and the Syntonic Technology, Inc. Retirement Savings Plan, pursuant to which certain of the shares of Class A Common Stock offered pursuant to the Prospectus included as part of this Registration Statement may be issued and delivered or sold.

** Estimated solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS CONTAINED HEREIN WILL BE USED IN CONNECTION WITH THE SECURITIES COVERED BY THIS REGISTRATION STATEMENT AND REGISTRATION STATEMENTS NOS. 333-3215, 33-58669, 33-53177, 33-61022, 33-47244 AND 33-40079.
================================================================================

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                             CROSS REFERENCE SHEET

   PURSUANT TO RULE 404(A) OF REGULATION C AND ITEM 501(B) OF REGULATION S-K


                              ITEM                           CAPTION OR LOCATION IN PROSPECTUS
      ----------------------------------------------------  -----------------------------------
  1.  Forepart of the Registration Statement and Outside
        Front Cover Page of Prospectus....................  Outside Front Cover Page
  2.  Inside Front and Outside Back Cover Pages of
        Prospectus........................................  Inside Front and Outside Back Cover
                                                              Pages
  3.  Summary Information, Risk Factors and Ratio of
        Earnings to Fixed Charges.........................  The Company; Risk Factors;
                                                              Government Contracts; Plan of
                                                              Distribution
  4.  Use of Proceeds.....................................  Use of Proceeds
  5.  Determination of Offering Price.....................  Outside Front Cover Page; Market
                                                              Information
  6.  Dilution............................................  Not Applicable
  7.  Selling Security Holders............................  Plan of Distribution
  8.  Plan of Distribution................................  Outside Front Cover Page; Plan of
                                                              Distribution; Market Information
  9.  Description of Securities to be Registered..........  Plan of Distribution; Description
                                                            of Capital Stock
 10.  Interest of Named Experts and Counsel...............  Legal Opinion; Experts
 11.  Material Changes....................................  Not Applicable
 12.  Incorporation of Certain Information by Reference...  Information Incorporated by
                                                            Reference
 13.  Disclosure of Commission Position on Indemnification
        for Securities Act Liabilities....................  Not Applicable

PROSPECTUS                                                                  LOGO
                   27,750,000 SHARES OF CLASS A COMMON STOCK

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

    Of the 27,750,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of Science Applications International Corporation (the "Company") offered hereby, 27,546,115 shares may be offered and sold by the Company and 203,885 shares may be offered and sold by certain directors and directors emeritus of the Company (the "Selling Stockholders"). See "Securities Offered by the Prospectus." The Company will not receive any portion of the net proceeds from the sale of shares by the Selling Stockholders.


    The 27,546,115 shares of Class A Common Stock offered by the Company are anticipated to be offered as follows: (i) 2,348,115 shares may be offered and sold by the Company or its stockholders (which sales are attributable to the Company by the Securities and Exchange Commission) to present and future employees, consultants and directors in the limited market maintained by Bull, Inc. (the "Limited Market"); (ii) 1,500,000 shares may be issued and delivered to a trustee for the benefit of employees under the Company's Employee Stock Ownership Plan; (iii) 1,750,000 shares may be issued and delivered to a trustee for the benefit of employees under the Company's Cash or Deferred Arrangement;
(iv) 1,000,000 shares may be awarded to employees and directors under the Company's 1984 Bonus Compensation Plan; (v) 600,000 shares may be issued and delivered to a trustee for the benefit of employees under the Company's Stock Compensation Plan and Management Stock Compensation Plan; (vi) 100,000 shares may be issued and delivered to a trustee for the benefit of employees under the Company's Key Executive Stock Deferral Plan; (vii) 779,000 shares may be offered and sold to a trustee or agent for the benefit of employees under the Company's 1995 Employee Stock Purchase Plan; (viii) 19,369,000 shares may be issued upon the exercise of options granted and available to be granted under the Company's 1982, 1992 and 1995 stock option plans; and (ix) 100,000 shares may be issued and delivered to a trustee for the benefit of employees of Syntonic Technology, Inc., a wholly-owned subsidiary of the Company ("Syntonic"), under its Syntonic Technology, Inc. Retirement Savings Plan. The foregoing allocation of the total shares offered by the Company represents the Company's current anticipated use of such shares and is provided for illustrative purposes only. The actual number of shares offered and sold by the Company under each category may exceed or be less than the indicated number. All of the shares of Class A Common Stock offered hereby will be subject to certain restrictions (including restrictions on their transferability) set forth in the Company's Certificate of Incorporation (the "Certificate of Incorporation") and may be subject to certain other contingencies. See "Securities Offered by the Prospectus," "Employee Benefit Plans" and "Description of Capital Stock -- Common Stock -- Restrictions on Class A Common Stock." The Selling Stockholders and all other stockholders (other than the Company and the Retirement Plans, as defined on page 7) will pay a commission to Bull, Inc., a wholly-owned subsidiary of the Company, equal to two percent of the proceeds from the sale of shares of Class A Common Stock sold by them in the Limited Market. Bull, Inc. is a registered broker-dealer whose business is limited to processing trades in the Limited Market by matching buy orders with sell orders, Bull, Inc. does not purchase or sell shares of Class A Common Stock for its own account. See "Market Information -- The Limited Market" and "Risk Factors -- Absence of a Public Market."


     SEE "RISK FACTORS" ON PAGES 3 TO 6 FOR A DESCRIPTION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                  TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
    The purchase price of the shares of Class A Common Stock offered hereby, other than those shares issuable upon exercise of options or awarded under the Company's 1984 Bonus Compensation Plan, the Management Stock Compensation Plan or the Stock Compensation Plan, will be their fair market value determined pursuant to the formula and valuation process described below (the "Formula Price"). The Formula Price is reviewed four times each year, generally in conjunction with Board of Directors meetings which are currently scheduled for January, April, July and October. The price applicable to shares of Class B Common Stock, par value $.05 per share, of the Company (the "Class B Common Stock") will be equal to five times the Formula Price. The following formula (the "Formula") is used in determining the Formula Price: the price per share is equal to the sum of (i) a fraction, the numerator of which is the stockholders' equity of the Company at the end of the fiscal quarter immediately preceding the date on which a price determination is to occur ("E") and the denominator of which is the number of outstanding common shares and common share equivalents at the end of that fiscal quarter ("W(1)"), and (ii) a fraction, the numerator of which is 5.66 multiplied by the market factor ("M" or "Market Factor"), multiplied by the earnings of the Company for the four fiscal quarters immediately preceding the price determination ("P"), and the denominator of which is the weighted average number of outstanding common shares and common share equivalents for those four fiscal quarters, as used by the Company in computing primary earnings per share ("W"). The number of outstanding common shares and common share equivalents described above assumes the conversion of each share of Class B Common Stock into five shares of Class A Common Stock. The
5.66 multiplier is a constant which was first included in the Formula in March 1976. The Market Factor is a numerical factor which yields a fair market value for the Class A Common Stock and Class B Common Stock by reflecting existing securities market conditions relevant to the valuation of such stock. The Market Factor is generally reviewed quarterly by the Board of Directors in conjunction with an appraisal which is prepared by an independent appraisal firm for the committees administering the Company's and certain of its subsidiaries' qualified retirement plans (collectively referred to as the "Committee") and which is relied upon by the Committee and the Board of Directors. The Board of Directors believes that the valuation process and Formula result in a fair market value for the Class A Common Stock within a broad range of financial criteria. See "Market Information -- Price Range of Class A Common Stock and Class B Common Stock." Since January 10, 1997, the Market Factor has been 2.4. Prior thereto and since October 11, 1996, the Market Factor was 2.1. The Formula Price of the Class A Common Stock, expressed as an equation, is as follows:

                    E         5.66MP
 Formula Price  =   W1    +      W

    On April 28, 1997, the Formula Price was $26.55, and the price for the Class B Common Stock was $132.75.

    This Prospectus contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company or its officers with respect to, among other things, trends affecting the Company's financial condition or results of operations and the impact of competition.

    Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information contained in this Prospectus, including, without limitation, the information under "Risk Factors" and "Use of Proceeds" identifies important factors that could cause such differences.
               THE DATE OF THIS PROSPECTUS IS              , 1997

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "SEC" or "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information, reference is made to such Registration Statement and exhibits. Statements contained in this Prospectus as to any contract, plan or other document are not necessarily complete and in each instance reference is made to the copy of such contract, plan or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission listed below, and copies of all or any part thereof may be obtained from the Commission upon payment of prescribed fees.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the requirements of the Exchange Act, the Company files with the Commission reports, proxy statements and other information which can be inspected and copied at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511; and World Trade Center, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Commission's Public Reference Section, Washington, D.C. 20549. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information regarding issuers that file electronically with the Commission.

                     INFORMATION INCORPORATED BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 (the "1997
10-K"), which has been filed by the Company with the Commission pursuant to the Exchange Act, is incorporated herein by reference. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company undertakes to provide, without charge, to any person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any document incorporated by reference into this Prospectus, without exhibits (unless such exhibits are incorporated by reference into such documents). Requests for such copies should be directed to: Science Applications International Corporation, 10260 Campus Point Drive, San Diego, California 92121, Attention: Corporate Secretary (telephone (619) 535-7323).

                                  RISK FACTORS

     Prior to purchasing the Class A Common Stock offered in the Prospectus, purchasers should carefully consider all of the information contained in the Prospectus and in particular should carefully consider the following factors:

CONCENTRATION OF REVENUE/DEPENDENCE ON GOVERNMENT CONTRACTS

     Revenues generated from the sale of the Company's Technical Services and Products (as such terms are defined on page 7) to the U.S. Government as a prime contractor or subcontractor accounted for 79%, 83% and 86% of revenues in fiscal years 1997, 1996 and 1995, respectively. U.S. Government spending has declined in recent years, and the current Congress and presidential administration have indicated that they intend to further reduce U.S. Government spending. In addition, revenues from the U.S. Government continues to shift toward lower cost service type contracts. The loss of a substantial amount of government business could have a material adverse effect on the Company's results of operations and financial condition. Although the Company has made progress in its efforts to diversify into non-governmental business, it remains heavily dependent upon business with the U.S. Government, and there can be no assurances that the Company will be successful in expanding its customer base or that any new customers will place orders for the Company's Technical Services or Products in amounts comparable to those of the U.S. Government. See "The Company."

POTENTIAL IMPACT OF ACQUISITION OF BELLCORE


     On November 20, 1996, the Company entered into a definitive agreement to acquire Bell Communications Research, Inc. ("Bellcore"), a provider of telecommunications services, information networking software and consulting services. As of December 31, 1996, Bellcore had approximately 5,500 employees and annual revenues of approximately $1 billion. The acquisition is subject to certain conditions, including regulatory approvals, and there is no assurance that it will be completed. The acquisition, if completed, would result in a substantial growth in both the employee base and commercial revenues of the Company. The Company intends to finance a substantial portion of the purchase price of Bellcore with debt financing. Such growth and additional debt may place a significant strain on the Company's management, operational and financial resources. There can be no assurance that the Company will be able to effectively manage the expansion of its operations or that the Company's systems, procedures or controls will be adequate to support the integration of the acquired business. Any inability to effectively integrate the acquired business or manage the growth could have a material adverse effect on the Company's results of operations and financial condition. See "The Company."


DEPENDENCE ON ACQUISITIONS FOR GROWTH

     A significant portion of the growth in the Company's revenues in the recent years has been achieved through acquisitions of businesses that complement the Company's Technical Services and Products. Although the Company intends to make additional acquisitions in the future, the number and size of the acquisitions that the Company can complete may be limited due to the Company's proposed acquisition of Bellcore. In addition, while the Company has been successful in identifying and consummating acquisitions in the past, there can be no assurance that it will be able to continue to make such acquisitions in the future at prices that it considers reasonable or, if the acquisitions are consummated, that the Company will be able to integrate the acquired business without adversely affecting the Company's results of operations and financial condition. See "The Company."

COMPETITION

     The businesses in which the Company is engaged are highly competitive. The Company's competitors include larger organizations with substantially greater financial resources and larger technical staffs, smaller, more highly specialized entities and the U.S. Government's own in-house capabilities and federal non-profit contract research centers. The Company's continued success is dependent upon its ability to provide superior service and performance on a cost-effective basis. See 1997 10-K, Item 1, "Business -- Competition."

EARLY TERMINATION OF GOVERNMENT CONTRACTS

     Many of the U.S. Government programs in which the Company participates as a contractor or subcontractor may extend for several years; however, such programs are normally funded on an annual basis. All U.S. Government contracts and subcontracts may be modified, curtailed or terminated at the convenience of the government. Modification, termination or curtailment of major programs or contracts of the Company could have a material adverse effect on the Company's results of operations and financial condition. Although such contract and program modifications, terminations or curtailments have not had a material adverse effect on the Company in the past, no assurance can be given that they will not have such an effect in the future. See "Government Contracts."

POTENTIAL GOVERNMENT INQUIRIES AND INVESTIGATIONS

     The Company is from time to time subject to certain U.S. Government inquiries and investigations of its business practices. No assurance can be given that any such inquiry or investigation would not have a material adverse effect on the Company's results of operations and financial condition.

CONTRACT REVENUES SUBJECT TO AUDITS BY GOVERNMENT AGENCIES

     Contract costs for services or products supplied to the U.S. Government, including allocated indirect costs, are subject to audit and adjustments by negotiations between the Company and U.S. Government representatives. Substantially all of the Company's indirect contract costs have been agreed upon through the fiscal year ended January 31, 1995. Contract revenues for subsequent years have been recorded in amounts which are expected to be realized upon final settlement. However, no assurance can be given that audits and adjustments for subsequent years will not result in decreased revenues or profits for those years. See "Government Contracts."

FIXED PRICE CONTRACT EXPOSURE

     During the fiscal years ended January 31, 1997, 1996 and 1995, 20%, 16% and 13%, respectively, of the Technical Services revenues were from firm fixed-price type contracts, while the majority of Products revenues in these three years were derived from such contracts. Because the Company assumes the risk of performing a firm fixed-price contract at the stipulated price, the failure to accurately estimate ultimate costs or to control costs during performance of the work could result, and in some instances has resulted, in reduced profits or losses for particular firm fixed-price contracts. See "Government Contracts."

AT RISK CONTRACT COSTS

     Any costs incurred by the Company prior to the execution of a contract or contract amendment are incurred at the Company's risk, and it is possible that such costs will not be reimbursed by the customer. Unbilled receivables in this category which were included in Technical Services revenues and Products revenues, exclusive of related fees, at January 31, 1997 were $13,009,000 and $967,000, respectively. The Company expects to recover substantially all such costs; however, no assurance can be given that the contracts or contract amendments will be received or that the related costs will be recovered. See "Government Contracts."

ABSENCE OF A PUBLIC MARKET


     There is no public market for the Class A Common Stock. The Company and the trustees of the Company's and certain of its subsidiaries' employee benefit plans are currently authorized, but not obligated, to purchase shares of Class A Common Stock in the Limited Market on any Trade Date (as defined on page 14), but only if and to the extent that they, in their discretion, determine to make such purchases. To the extent that purchases by such trustees or the Company are not sufficient, the ability of stockholders to resell their shares in the Limited Market will likely be adversely affected. In each trade occurring during the last two fiscal years, all shares of Class A Common Stock offered for sale in the Limited Market were matched with buy orders and sold in the Limited Market. No assurance, however, can be given that a stockholder desiring to sell all or a portion of his or her shares of the Class A Common Stock in any future trade will be able to do so. See "Market Information -- The Limited Market."


OFFERING PRICE DETERMINED BY FORMULA


     The offering price and the price at which the Class A Common Stock trades in the Limited Market are, and subsequent prices will be, determined by the Board of Directors pursuant to the valuation process described in the Prospectus which utilizes the Formula. The Board of Directors generally has broad discretion to modify or even delete the Formula. The Formula was last modified in 1995. The stock price is not determined by the operation of a market of bargaining buyers and sellers. Instead, the price is a fair market value established by the Board of Directors pursuant to the Formula and valuation process described on pages 15 and 16. The Formula does not specifically include variables reflecting all relevant financial and valuation criteria. The mechanical application of the Formula, assuming a constant Market Factor, tends to smooth the impact on the stock price of quarterly fluctuations in the Company's operating results because the Formula takes into account the net income of the Company for the four preceding quarters. See "Market
Information -- Price Range of Class A Common Stock and Class B Common Stock."


POSSIBLE VOLATILITY OF STOCK PRICE

     The Formula Price of the Class A Common Stock could be subject to greater fluctuations in the future than it has experienced in the past. The increased volatility is expected to result from a number of factors, including (i) plans to increase the proportion of the Company's business involving private sector customers, international customers and information technology and the greater stock price volatility associated with companies in such business areas, (ii) the financial leverage impact of increased debt levels of the Company if debt financing is used to finance the Bellcore acquisition or for other purposes and
(iii) other equity transactions that the Company may pursue, including public offerings of securities of the Company's subsidiaries or affiliates.

NO ASSURANCES REGARDING FUTURE RETURNS

     There can be no assurance that the Class A Common Stock will in the future provide returns comparable to historical returns or that the Formula Price will not decline. See "Market Information -- Price Range of Class A Common Stock and Class B Common Stock."

NO CASH DIVIDENDS

     The Company has never declared or paid any cash dividends on its capital stock and no cash dividends on the Class A Common Stock or Class B Common Stock are contemplated in the foreseeable future. The Company's present intention is to retain any future earnings for use in its business. See "Dividend Policy."

RESTRICTIONS ON CLASS A COMMON STOCK

     Certain of the shares of Class A Common Stock presently outstanding are, and all shares of Class A Common Stock offered hereby will be, subject to certain restrictions (including a right of first refusal and a right of repurchase upon termination of employment or affiliation (except that qualified retiring employees may elect to have the Company defer its repurchase rights for five years) and other restrictions on their transferability) set forth in the Company's Certificate of Incorporation. See "Description of Capital
Stock -- Common Stock -- Restrictions on Class A Common Stock."

DEPENDENCE UPON KEY PERSONNEL

     The Company's success will depend upon the continued contributions of its founder, J.R. Beyster, its officers and key personnel, the loss of which could materially adversely affect the Company's operations. The Company has not generally entered into long-term employment contracts with its officers and key employees. In addition, the Company does not maintain "key man" life insurance for its officers or key employees.

ATTRACTION AND RETENTION OF SKILLED EMPLOYEES

     The highly technical and complex services and products provided by the Company are dependent upon the availability of professional, administrative and technical personnel having high levels of training and skills. Because of the Company's growth and competitive business environment, it has become more difficult to meet all of the Company's needs for such employees in a timely manner. The Company intends to continue to devote significant resources to recruit and retain qualified employees; however, no assurance can be given that the Company will be able to attract and retain such employees on acceptable terms. Any failure to do so could have a material adverse effect on the Company's operations.

ANTI-TAKEOVER EFFECTS

     Consistent with and in furtherance of the Company's employee ownership philosophy, certain provisions of the Company's Certificate of Incorporation and Bylaws may discourage, delay or prevent attempts to acquire control of the Company that are not approved by the Company's Board of Directors. The provisions may, individually or collectively, have the effect of discouraging takeover attempts that some stockholders might deem to be in their best interests, including tender offers in which stockholders might receive a premium for their shares over the Formula Price, as well as making it more difficult for individual stockholders or a group of stockholders to elect directors. See "Description of Capital Stock -- Anti-Takeover Effects."

                                  THE COMPANY

     The Company provides diversified professional and technical services ("Technical Services") and designs, develops and manufactures high-technology products ("Products"). The Company's Technical Services and Products are primarily sold to departments and agencies of the U.S. Government, including the Department of Defense, Department of Energy, Department of Transportation, Department of Veterans Affairs, Environmental Protection Agency and National Aeronautics and Space Administration. Revenues generated from the sale of Technical Services and Products to the U.S. Government as a prime contractor or subcontractor accounted for 79%, 83% and 86% of revenues in fiscal years 1997, 1996 and 1995, respectively. The balance of the Company's revenues are attributable to the sales of Technical Services and Products to foreign, state and local governments, commercial customers and others. See "Risk
Factors -- Concentration of Revenue/Dependence on Government Contracts."

     The percentage of revenues attributable to Technical Services has increased since fiscal year 1995 while Product revenues have correspondingly decreased. Technical Services revenues and Product revenues were 94% and 6%, respectively, for fiscal year 1997; 93% and 7%, respectively, for fiscal year 1996; and 91% and 9%, respectively, for fiscal year 1995. On March 7, 1997, the Company sold its Science Applications International Technologies business unit, which designed, manufactured and sold certain ruggedized computers and display products and accounted for 49% of the Company's Product revenues in fiscal year 1997. The Company provides Technical Services primarily in the areas of "National Security," "Health," "Environment," "Energy" and "Other Technical Services," the last of which includes the Company's transportation, commercial information technology and space business areas. The percentage of Technical Services revenues attributable to National Security-related work has gradually declined to 44% of total revenues for fiscal year 1997. For fiscal year 1997, the Health, Environment, Energy and Other Technical Services business areas accounted for 14%, 11%, 5% and 20%, respectively, of total revenues.


     A significant portion of the growth in the Company's revenues in recent years has been achieved through acquisitions of businesses that complement the Company's Technical Services. Acquisitions of businesses in fiscal years 1997 and 1995 were primarily financed with cash and in fiscal year 1996 were made primarily with issuance of Class A Common Stock. On November 20, 1996, the Company entered into a definitive agreement to acquire Bellcore, a provider of telecommunications services, information networking software and consulting services. As of December 31, 1996, Bellcore had approximately 5,500 employees and annual revenues of approximately $1 billion. The acquisition is subject to certain conditions, including regulatory approvals, and there is no assurance that it will be completed. The acquisition, if completed, would result in a substantial growth in both the employee base and commercial revenues of the Company. The Company intends to finance a substantial portion of the purchase price of Bellcore with debt financing. Such growth and additional debt may place a significant strain on the Company's management, operational and financial resources. Although the Company expects to continue to acquire businesses and equity interests in other businesses in the future, the number and size of such transactions that the Company can complete may be limited due to the Company's proposed acquisition of Bellcore. In addition, while the Company has been successful in identifying and consummating acquisitions in the past, there can be no assurance that it will be able to continue to make such acquisitions in the future at prices that it considers reasonable or, if the acquisitions are consummated, that the Company will be able to integrate the acquired businesses (including the businesses acquired from Bellcore, if that transaction is consummated) without adversely affecting the Company's results of operations. See "Risk Factors -- "Potential Impact of Acquisition of Bellcore" and " -- Dependence on Acquisitions for Growth."


     The Company's principal executive offices are located at 10260 Campus Point Drive, San Diego, California 92121 and its telephone number is (619) 546-6000. As used in this Prospectus, all references to the Company include, unless the context indicates otherwise, Science Applications International Corporation and its predecessor and subsidiary corporations. The Company's Cash or Deferred Arrangement, Employee Stock Ownership Plan and certain other retirement plans of the Company and its subsidiaries are referred to herein collectively as the "Retirement Plans."

                              GOVERNMENT CONTRACTS

     Many of the U.S. Government programs in which the Company participates as a contractor or subcontractor may extend for several years; however, such programs are normally funded on an annual basis. All U.S. Government contracts and subcontracts may be modified, curtailed or terminated at the convenience of the government if program requirements or budgetary constraints change. In the event that a contract is terminated for convenience, the Company generally would be reimbursed for its allowable costs through the date of termination and would be paid a proportionate amount of the stipulated profit or fee attributable to the work actually performed.

     Termination or curtailment of major programs or contracts of the Company could have a material adverse effect on the results of the Company's operations. Although such contract and program terminations have not had a material adverse effect on the Company in the past, no assurance can be given that curtailments or terminations of U.S. Government programs or contracts will not have a material adverse effect on the Company in the future. See "Risk Factors -- Early Termination of Government Contracts."

     The Company's business with the U.S. Government and other customers is generally performed under cost-reimbursement, time-and-materials, fixed-price level-of-effort or firm fixed-price contracts. Under cost-reimbursement contracts, the customer reimburses the Company for its direct costs and allocable indirect costs, plus a fixed fee or incentive fee. Under time-and-materials contracts, the Company is paid for labor hours at negotiated, fixed hourly rates and reimbursed for other allowable direct costs at actual costs plus allocable indirect costs. Under fixed-price level-of-effort contracts, the customer pays the Company for the actual labor hours provided to the customer at negotiated hourly rates. Under firm fixed-price contracts, the Company is required to provide stipulated products or services for a fixed price. Because the Company assumes the risk of performing a firm fixed-price contract at the stipulated price, the failure to accurately estimate ultimate costs or to control costs during performance of the work could result, and in some instances has resulted, in reduced profits or losses for particular firm fixed-price contracts. See "Risk Factors -- Fixed Price Contract Exposure."

     During the fiscal years ended January 31, 1997, 1996 and 1995, approximately 57%, 57% and 63%, respectively, of Technical Services revenues were derived from cost-reimbursement type contracts and approximately 20%, 16% and 13%, respectively, of the Technical Services revenues were from firm fixed-price type contracts, with the balance from time-and-materials and fixed-price level-of-effort type contracts. In contrast, the majority of Products revenues in these three years were derived from firm fixed-price type contracts.

     Any costs incurred by the Company prior to the execution of a contract or contract amendment are incurred at the Company's risk, and it is possible that such costs will not be reimbursed by the customer. Unbilled receivables in this category which were included in the Technical Services revenues and Product revenues, exclusive of related fees, at January 31, 1997 were $13,009,000 and $967,000, respectively. The Company expects to recover substantially all such costs; however, no assurance can be given that the contracts or contract amendments will be received or that the related costs will be recovered. See "Risk Factors -- At Risk Contract Costs."

     Contract costs for services or products supplied to the U.S. Government, including allocated indirect costs, are subject to audit and adjustments by negotiations between the Company and U.S. Government representatives. Substantially all of the Company's indirect contract costs have been agreed upon through the fiscal year ended January 31, 1995. Contract revenues for subsequent years have been recorded in amounts which are expected to be realized upon final settlement. However, no assurance can be given that audits and adjustments for subsequent years will not result in decreased revenues or profits for those years. See "Risk Factors -- Contract Revenues Subject to Audits by Government Agencies."

     The Company is from time to time subject to certain U.S. Government inquiries and investigations of its business practices. The Company does not anticipate any action as a result of such inquiries and investigations that would have a material adverse effect on its consolidated financial position or results of operations or its ability to conduct business. See "Risk
Factors -- Potential Government Inquiries and Investigations."

                              PLAN OF DISTRIBUTION



CLASS A COMMON STOCK OFFERED BY OR ATTRIBUTED TO THE COMPANY


     The shares of Class A Common Stock offered by the Company may be offered directly or contingently to present, future and potential employees, consultants and directors of the Company or pursuant to the employee benefit plans of the Company or its subsidiaries as described below. The Company believes that its success is principally dependent upon the abilities of its employees, consultants and directors. Therefore, since its inception, the Company has pursued a policy of offering such persons an opportunity to make an equity investment in the Company as an inducement to such persons to become or remain employed by or affiliated with the Company or its subsidiaries.


  Direct and Contingent Sales to Employees, Consultants and Directors in the Limited Market



     At the discretion of the Board of Directors or the Operating Committee of the Board of Directors (the "Operating Committee"), employees, directors and consultants may be offered an opportunity to purchase a specified number of the shares of Class A Common Stock offered hereby in the Limited Market. All such direct and contingent sales to employees, directors and consultants are effected through the Limited Market and are attributed to the Company by the Securities and Exchange Commission, regardless of whether such shares are actually sold by individual stockholders or the Company. All persons purchasing shares of Class A Common Stock in the Limited Market from any source will receive a copy of this Prospectus from the Company at or prior to the sale. Pursuant to the Certificate of Incorporation, all shares of Class A Common Stock offered by the Company, directly or contingently, to its employees, consultants or directors are subject to a right of first refusal and a right of repurchase upon termination of employment or affiliation (except that qualified retiring employees may elect to have the Company defer its repurchase rights for five years). See "Description of Capital Stock -- Common Stock -- Restrictions on Class A Common Stock."


  Cash or Deferred Arrangement


     The Company maintains a Cash or Deferred Arrangement (the "CODA") which is intended to be qualified under Sections 401(a) and (k) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, all employees are eligible to participate, except for employees of groups or units designated as ineligible. The CODA permits a participant to elect to defer, for federal income tax purposes, a portion of his or her annual compensation and to have such amount contributed directly by the Company to the CODA for his or her benefit. The maximum amount of compensation that a participant may elect to defer is determined by the Committee, but in no event may the deferral exceed $7,000 per year (adjusted for cost-of-living under rules prescribed by the Secretary of the Treasury). For 1997, the limitation is $9,500. The investment alternatives currently available to participants in the CODA include the Company Stock Fund (as defined in the CODA plan). The Company Stock Fund holds shares of Class A Common Stock, Class B Common Stock and estimated cash reserves but does not hold any other securities. The cash reserves are primarily used to provide future benefit distributions, future investment exchanges and other cash needs as determined by the Committee. The Company may, but is not obligated to, make a matching contribution for the benefit of those participants who have elected to defer a portion of their compensation. The amount of the matching contribution currently is equal to 50% of the first $2,000 and 15% of amounts above $2,000 which participants have elected to defer in that year. No matching contribution is provided on amounts deferred in excess of 10% of a participant's compensation. Further, employees of certain participating groups or units have been designated as ineligible to receive a matching contribution. The Company may also make additional contributions in order to comply with Sections 401(k) and (m) of the Code. The Company's contributions to the CODA are made in cash unless the Board of Directors determines to make the contributions in shares of Class A Common Stock or some other form. Each participant is at all times 100% vested in amounts deferred to his or her CODA account. Effective January 1, 1995, the Company's matching contribution to employees hired on or after such date vest in accordance with a vesting schedule and other vesting rules set forth in the CODA, while the Company's matching contributions for employees hired before such date remain fully vested. Benefits are payable to a participant in cash within certain specified time periods following such participant's retirement, permanent disability, death or other termination of employment. Certain in-service withdrawals are permitted under rules set forth in the CODA. See "Employee Benefit Plans -- CODA."

  Employee Stock Ownership Plan

     The Company maintains an employee stock ownership plan (the "Employee Stock Ownership Plan") which is a stock bonus retirement plan intended to be qualified under Section 401(a) of the Code. Generally, employees who have attained the age of 21, completed 12 months of employment and completed 850 hours of service with the Company during one of the applicable 12-month computational periods are eligible to participate as of the next semi-annual entry date, except employees of groups or units designated as ineligible. Interests of participants in the Employee Stock Ownership Plan vest in accordance with a vesting schedule and other vesting rules set forth in the Plan. Each participant, however, is at all times 100% vested in any amounts transferred from the CODA. Benefits are generally payable to a participant in cash, unless the participant elects, subject to requirements and limitations set forth in the Employee Stock Ownership Plan, to receive a distribution in shares of stock, and are payable within certain specified time periods following such participant's retirement, permanent disability, death or other termination of employment. Certain in-service withdrawals are permitted under rules set forth in the Employee Stock Ownership Plan. The amount of the Company's annual contribution to the Employee Stock Ownership Plan is determined by, and within the discretion of, the Board of Directors and may be in the form of cash or Class A Common Stock. Pursuant to the Employee Stock Ownership Plan and the Certificate of Incorporation, any shares of Class A Common Stock distributed from the Employee Stock Ownership Plan will be subject to a right of first refusal on behalf of the Company and the Employee Stock Ownership Plan, but will not be subject to the Company's right of repurchase upon termination of employment or affiliation. See "Employee Benefit Plans -- Employee Stock Ownership Plan" and "Description of Capital Stock -- Common Stock -- Restrictions on Class A Common Stock."

  Bonus Compensation Plan

     The Company maintains a bonus compensation plan (the "Bonus Compensation Plan") which provides for the payment of bonuses in cash and/or shares of Class A Common Stock to officers, directors and employees. Awards of shares of Class A Common Stock are distributed during each fiscal year and may be subject to forfeiture, in whole or in part, in the event of the termination of the recipient's employment or affiliation with the Company prior to the expiration of certain vesting periods as determined by the committee administering the Bonus Compensation Plan. Pursuant to the Certificate of Incorporation, all shares of Class A Common Stock awarded pursuant to the Bonus Compensation Plan are subject to the Company's right of first refusal and the Company's right of repurchase upon termination of employment or affiliation (except that qualified retiring employees may elect to have the Company defer its repurchase rights for five years). See "Employee Benefit Plans -- Bonus Compensation Plan" and "Description of Capital Stock -- Common Stock -- Restrictions on Class A Common Stock."

  Stock Compensation Plans

     The Company maintains the Stock Compensation Plan ("Stock Compensation Plan") and the Management Stock Compensation Plan ("Management Stock Compensation Plan"), which are together referred to as the "Stock Compensation Plans." The Stock Compensation Plans provide for awards of Share Units to eligible employees of the Company, which Share Units generally correspond to shares of Class A Common Stock which are held in a trust for the benefit of participants in the Stock Compensation Plans, but which are subject to claims of creditors of the Company in the event of the bankruptcy or insolvency of the Company. Awards under the Stock Compensation Plans are subject to forfeiture, in whole or in part, in the event of termination of the recipient's employment with the Company, commencement of a leave of absence from the Company (other than for disability, qualified military leave or qualified family medical leave) or conversion to consulting employee status prior to the expiration of applicable vesting periods as determined by the committee administering the Stock Compensation Plans. Distributions of vested account balances will occur at the end of the seven-year vesting period (or upon termination of employment, if earlier). However, employees may elect, within 90 days of the date of the award, to receive distribution of the account as it becomes vested or, alternatively, in the case of the Management Stock Compensation Plan, to defer distribution until termination of employment. Pursuant to the Certificate of Incorporation, all shares of Class A Common Stock distributed from the trust associated with the Stock Compensation Plans will be subject to the Company's right of first refusal and the Company's right of repurchase upon termination of employment or affiliation (except that qualified retiring employees may elect to have the Company defer its repurchase rights for five years). See "Employee Benefit Plans -- Stock Compensation Plans" and "Description of Capital Stock -- Common Stock -- Restrictions on Class A Common Stock."

  Key Executive Stock Deferral Plan

     Effective January 4, 1996, the Company adopted the Key Executive Stock Deferral Plan ("Stock Deferral Plan"), which provides a vehicle for directors and certain key executives to defer bonuses and directors' fees. Deferred amounts are invested in shares of Class A Common Stock in a trust established by the Company, which is similar to the trust established for the Stock Compensation Plans. See "Employee Benefit Plans -- Stock Compensation Plans." If the deferred bonus was a vesting bonus under the Bonus Compensation Plan, the vesting schedule is applied to the participant's interest in the trust established under the Stock Deferral Plan. Distribution of a participant's interest in the trust established under the Stock Deferral Plan will be made upon the participant's termination of affiliation or employment with the Company. Generally, distributions will be made in a lump sum, except in the case of distributions following a participant's retirement date, which the participant may elect to receive in a lump sum (or in installments over a five- or ten-year period). All distributions will be made in shares of Class A Common Stock unless the committee administering the Stock Deferral Plan determines, in its sole discretion, that such distribution is impossible or would create an adverse impact on the Company.

     Pursuant to the Certificate of Incorporation and agreements executed by participants as a condition to participation in the Stock Deferral Plan, all shares of Class A Common Stock distributed from the trust associated with the Stock Deferral Plan will be subject to the Company's right of first refusal and the Company's right of repurchase upon termination of employment or affiliation (except that qualified retiring employees may elect to have the Company defer its repurchase rights for five years), as well as other restrictions set forth in such agreements. See "Employee Benefit Plans -- Key Executive Stock Deferral Plan" and "Description of Capital Stock -- Common Stock -- Restrictions on Class A Common Stock."

  1995 Employee Stock Purchase Plan

     The Company maintains the 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") for the benefit of substantially all of its employees. The Stock Purchase Plan provides for the purchase of Class A Common Stock through payroll deductions by participating employees and is intended to qualify under Section 423(b) of the Code. The Company's contributions to the purchase price may range from 0% to 15%, as determined by the Stock Purchase Committee from time to time. Currently, participants contribute 90% of the purchase price of the Class A Common Stock and the Company contributes the remaining 10%. All shares purchased pursuant to the Stock Purchase Plan will be distributed prior to any record date established by the Company for a stockholder vote and, pursuant to the Certificate of Incorporation, will be subject to the Company's right of first refusal and the Company's right of repurchase upon termination of employment or affiliation (except that qualified retiring employees may elect to have the Company defer its repurchase rights for five years). The Stock Purchase Plan will expire on July 31, 1998. See "Employee Benefit Plans -- Stock Purchase Plan" and "Description of Capital Stock -- Common Stock -- Restrictions on Class A Common Stock."

  Stock Option Plans

     Pursuant to the Company's 1995 Stock Option Plan, the Company grants stock options to certain of its employees, consultants and directors. Although the Company's 1982 and 1992 Stock Option Plans terminated on June 10, 1992 and July 31, 1995, respectively, and no additional stock options can be granted under those Plans, certain stock options previously granted under such plans remain outstanding. Stock options under the 1995 Stock Option Plan may be granted contingent upon an employee or consultant obtaining a certain level of contract awards for the Company within a specified period, meeting other performance criteria within a specified period or purchasing a specified number of shares of Class A Common Stock in the Limited Market at the prevailing Formula Price. Pursuant to the Certificate of Incorporation, all shares of Class A Common

Stock issuable upon the exercise of such stock options will be subject to the Company's right of first refusal and the Company's right of repurchase upon termination of employment or affiliation (except that qualified retiring employees may elect to have the Company defer its repurchase rights for five years). The 1995 Stock Option Plan authorizes grants of both non-qualified stock options and incentive stock options. Under the terms of the 1995 Stock Option Plan, the aggregate number of shares subject to options granted to any individual may not exceed 500,000 shares. See "Employee Benefit Plans -- Stock Option Plans" and "Description of Capital Stock -- Common Stock -- Restrictions on Class A Common Stock."

  Syntonic Technology, Inc. Retirement Savings Plan

     The Company's wholly-owned subsidiary, Syntonic Technology, Inc. ("Syntonic"), maintains the Syntonic Technology, Inc. Retirement Savings Plan ("Syntonic Savings Plan") which is intended to be qualified under Sections 401(a) and (k) of the Code. The Syntonic Savings Plan permits participants to direct that a portion of their account balances be invested in a Company Stock Fund under rules established by Syntonic. Generally, all employees (other than temporary employees and employees covered under a collective bargaining agreement) who have completed 1,000 hours of service during one of the 12-month computational periods are eligible to participate. The Syntonic Savings Plan permits a participant to elect to defer, for federal income tax purposes, a portion of his or her annual compensation and to have such amount contributed directly by Syntonic to the Syntonic Savings Plan for his or her benefit. The maximum amount a participant may defer as a pre-tax contribution each year is determined by Syntonic so as to satisfy certain tests imposed under the Code, but in no event may exceed $9,500 in 1997, which amount is adjusted for cost-of-living under rules prescribed by the Secretary of the Treasury. Syntonic may make a matching contribution for the benefit of those participants who have elected to make pre-tax salary deferral contributions to the Syntonic Savings Plan. The amount of matching contribution currently is equal to 50% of a participant's pre-tax contributions that do not exceed 4% of the participant's compensation. In addition, Syntonic may, but is not obligated to, make additional matching contributions or a profit sharing contribution in an amount determined by Syntonic's Board of Directors. Discretionary profit sharing contributions, if any, made by Syntonic are currently intended to be invested in the Company Stock Fund, which contributions may not be exchanged for another investment alternative. Any profit sharing contributions will be allocated in proportion to the compensation of each participant who completes 1,000 or more hours of service during the plan year and is employed on the last day of the plan year. Each participant is at all times 100% vested in his or her pre-tax contributions. A participant becomes vested in employer matching and profit sharing contributions in accordance with a vesting schedule and other vesting rules set forth in the Syntonic Savings Plan. Benefits are payable in cash within certain specified time periods following a participant's termination of employment. Certain in-service withdrawals are permitted under rules set forth in the Syntonic Savings Plan. See "Employee Benefit Plans -- Syntonic Savings Plan."

CLASS A COMMON STOCK OFFERED BY THE SELLING STOCKHOLDERS

     The Selling Stockholders may sell up to an aggregate of 203,885 shares of the Class A Common Stock being offered hereby in the Limited Market or otherwise. The Selling Stockholders will not be treated more favorably than other stockholders participating in the Limited Market and, like all stockholders selling shares in the Limited Market (other than the Company and the Retirement Plans), will pay the Company's wholly-owned, broker-dealer subsidiary, Bull, Inc., a commission equal to two percent of the proceeds from their sales. See "Market Information -- The Limited Market." Pursuant to the Certificate of Incorporation, all of the shares of Class A Common Stock purchased in the Limited Market from the Selling Stockholders will be subject to the Company's right of first refusal and the Company's right of repurchase upon termination of employment or affiliation (except that qualified retiring employees may elect to have the Company defer its repurchase rights for five years). See "Description of Capital Stock -- Common Stock -- Restrictions on Class A Common Stock."

     The following table sets forth information as of April 11, 1997 with respect to the number of shares of Class A Common Stock owned by each Selling Stockholder (including shares issuable upon the exercise of outstanding stock options which are exercisable within 60 days of such date and shares allocated to such person's accounts as of such date under the Company's employee benefit plans) and as adjusted to reflect the sale of all shares of Class A Common Stock being offered hereby by such Selling Stockholder. The table does not give effect to the sale of any shares of Class A Common Stock being offered by the Company. Each of the Selling Stockholders has been a director, director emeritus and/or officer of the Company for the past three years. Except as indicated below, all the shares are owned of record and beneficially.

                                                      OWNERSHIP
                                                        PRIOR                           OWNERSHIP
                                                     TO OFFERING                      AFTER OFFERING
                                                     -----------      NUMBER     ------------------------
                                                       NUMBER        OF SHARES    NUMBER
        NAME                    POSITION              OF SHARES       OFFERED    OF SHARES     PERCENT(1)
---------------------  ---------------------------   -----------     ---------   ---------     ----------
D.P. Andrews.........  Director and Executive Vice        37,540        3,500       34,040           *
                       President
J.R. Beyster.........  Chairman of the Board and         781,464(2)    50,000      731,464(2)     1.48%
                       Chief Executive Officer
V.N. Cook............  Director                           20,764        7,885       12,879           *
E.A. Frieman.........  Director                           48,178       10,000       38,178           *
J.E. Glancy..........  Director and Corporate            137,568(2)    10,000      127,568(2)        *
                       Executive Vice President
M.R. Laird...........  Director Emeritus                  41,959       10,000       31,959           *
W.M. Layson..........  Director and Senior Vice           98,407(2)    10,000       88,407(2)        *
                       President
J.W. McRary..........  Director                          184,493       45,000      139,493           *
S.D. Rockwood........  Director and Executive Vice        55,752        3,000       52,752           *
                       President
B.J. Shillito........  Director Emeritus                  61,625(3)     5,000       56,625(3)        *
E.A. Straker.........  Director and Executive Vice       114,636(2)    20,000       94,636(2)        *
                       President
J.P. Walkush.........  Director and Sector Vice           90,114        7,500       82,614           *
                       President
J.H. Warner, Jr. ....  Director and Corporate            145,095(2)    15,000      130,095(2)        *
                       Executive Vice President
J.A. Welch...........  Director                           36,143        5,000       31,143           *
W.E. Zisch...........  Director Emeritus..........        43,685(2)     2,000       41,685(2)        *
                                                     -----------     ---------   ---------       -----
                                                       1,897,423      203,885    1,693,538        3.41%
                                                        ========      =======     ========     ========

---------------

(1) Based upon the total number of outstanding shares of Class A Common Stock at April 11, 1997. Assuming that each outstanding share of Class B Common Stock is converted into five shares of Class A Common Stock, Dr. Beyster and all Selling Stockholders as a group would own 1.43% and 3.31%, respectively, after the offering.

(2) Includes shares owned of record by family members and/or trusts.

(3) Excludes 77,125 shares owned of record by family members and/or trusts that are not beneficially owned by Mr. Shillito.

 * Represents less than one percent of the outstanding shares of Class A Common Stock at April 11, 1997 and less than one percent of the outstanding shares of Class A Common Stock assuming that each outstanding share of Class B Common Stock is converted into five shares of Class A Common Stock.

     The 203,885 shares of Class A Common Stock registered for sale by the Selling Stockholders listed above represent only the maximum number of shares that may be sold by such persons pursuant to this Prospectus. Of the 176,500 shares of Class A Common Stock offered by certain of the directors and directors emeritus of the Company pursuant to the Company's Prospectus dated May 13, 1996, as of April 11, 1997, only 5,451 shares were actually sold by such persons.

                               MARKET INFORMATION

THE LIMITED MARKET

     Since its inception, the Company has followed a policy of remaining essentially employee owned. As a result, there has never been a general public market for any of the Company's securities. In order to provide liquidity for its stockholders, however, the Company has maintained a limited secondary market (the "Limited Market") through its wholly-owned broker-dealer subsidiary, Bull, Inc., which was organized in 1973 for the purpose of maintaining the Limited Market.

     The Limited Market generally permits existing stockholders to sell shares of Class A Common Stock on four predetermined days each year (each a "Trade Date"). All shares of Class B Common Stock to be sold in the Limited Market must first be converted into five times as many shares of Class A Common Stock. All sales are made at the prevailing Formula Price to employees, directors and consultants of the Company who have been approved by the Board of Directors or the Operating Committee of the Board of Directors as being entitled to subscribe to purchase up to a specified number of shares of Class A Common Stock. In addition, the trustees of the Retirement Plans and the Company's Stock Purchase Plan, Stock Compensation Plans and Stock Deferral Plan may also purchase shares of Class A Common Stock for their respective trusts in the Limited Market. All sellers in the Limited Market (other than the Company and the Retirement Plans) pay Bull, Inc. a commission equal to two percent of the proceeds from such sales. No commission is paid by purchasers in the Limited Market.

     In the event that the aggregate number of shares offered for sale in the Limited Market on any Trade Date is greater than the aggregate number of shares sought to be purchased by authorized buyers and the Company, offers by stockholders to sell 500 or less shares of Class A Common Stock (or up to the first 500 shares if more than 500 shares of Class A Common Stock are offered by any such stockholder) will be accepted first. Offers to sell in excess of 500 shares of Class A Common Stock will be accepted on a pro-rata basis determined by dividing the total number of shares remaining under purchase orders by the total number of shares remaining under sell orders. If, however, there are insufficient purchase orders to support the primary allocation of 500 shares of Class A Common Stock for each proposed seller, then the purchase orders will be allocated equally among all of the proposed sellers up to the total number of shares offered for sale.

     The Company is currently authorized, but not obligated, to purchase up to 1,250,000 shares of Class A Common Stock in the Limited Market on any Trade Date, but only if and to the extent that the number of shares offered for sale by stockholders exceeds the number of shares sought to be purchased by authorized buyers, and the Company, in its discretion, determines to make such purchases. In fiscal years 1997 and 1996, the Company purchased 117,163 and 33,372 shares, respectively, in the Limited Market. The Company's purchases in fiscal years 1997 and 1996 accounted for 6.2% and 2.2%, respectively, of the total shares purchased by all buyers in the Limited Market during those years.


     During the 1997 and 1996 fiscal years, the trustees of the CODA, 1993 Employee Stock Purchase Plan, 1995 Employee Stock Purchase Plan and the Syntonic Savings Plan purchased an aggregate of 1,148,829 shares and 1,045,711 shares, respectively, in the Limited Market. These purchases accounted for approximately 60.9% and 67.2% of the total shares purchased by all buyers in the Limited Market during fiscal years 1997 and 1996, respectively. Such purchases may change in the future, depending on the levels of participation in and contributions to such plans and the extent to which such contributions are invested in Class A Common Stock. To the extent that purchases by the trustees of the Company's employee benefit plans decrease and purchases by the Company do not increase, the ability of stockholders to resell their shares in the Limited Market will likely be adversely affected. Although all shares of Class A Common Stock offered for sale were sold in the Limited Market on each Trade Date occurring during the last two fiscal years, no assurance can be given that a stockholder desiring to sell all or a portion of his or her shares of the Company's Class A Common Stock in any future trade will be able to do so. See "Risk Factors -- Absence of a Public Market."


     To the extent that the aggregate number of shares sought to be purchased by authorized buyers exceeds the aggregate number of shares offered for sale by stockholders, the Company may, but is not obligated to, sell authorized but unissued shares of Class A Common Stock in the Limited Market. In fiscal years 1997 and

1996, the Company sold an aggregate of 85,505 and 246,831 authorized but unissued shares of Class A Common Stock, respectively, in the Limited Market. The Company's sales in fiscal years 1997 and 1996 accounted for 4.5% and 15.9%, respectively, of the total shares sold by all sellers in the Limited Market during such years. To the extent that the Company chooses not to sell authorized but unissued shares of Class A Common Stock in the Limited Market, the ability of individuals to purchase shares on the Limited Market may be adversely affected. No assurance can be given that an individual desiring to buy shares of the Company's Class A Common Stock in any trade will be able to do so.

PRICE RANGE OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK


     The fair market value of the Class A Common Stock is established by the Board of Directors pursuant to the valuation process described below, which uses the Formula set forth on the cover page of this Prospectus to determine the Formula Price at which the Class A Common Stock trades in the Limited Market. The Formula Price is reviewed by the Board of Directors at least four times each year, generally in conjunction with Board of Directors meetings which are currently scheduled for January, April, July and October. Pursuant to the Company's Certificate of Incorporation, the price applicable to shares of Class B Common Stock is equal to five times the Formula Price. See "Risk
Factors -- Offering Price Determined by Formula."



     The following formula is used in determining the Formula Price: the price per share is equal to the sum of (i) a fraction, the numerator of which is the stockholders' equity of the Company at the end of the fiscal quarter immediately preceding the date on which a price determination is to occur ("E") and the denominator of which is the number of outstanding common shares and common share equivalents at the end of such fiscal quarter ("W1") and (ii) a fraction, the numerator of which is 5.66 multiplied by the market factor ("M" or "Market Factor"), multiplied by the earnings of the Company for the four fiscal quarters immediately preceding the price determination ("P"), and the denominator of which is the weighted average number of outstanding common shares and common share equivalents for those four fiscal quarters, as used by the Company in computing primary earnings per share ("W"). The number of outstanding common shares and common share equivalents described above assumes the conversion of each share of Class B Common Stock into five shares of Class A Common Stock. The
5.66 multiplier is a constant which was first included in the Formula in March 1976 to cause the price generated by the Formula to equal the fair market value of the Class A Common Stock as determined by the Board of Directors following an amendment of the Formula. The 5.66 multiplier has not been assessed for change since that time. The Market Factor is a numerical factor which is reviewed and set by the Board of Directors as part of the valuation process. Historical values for each variable contained in the Formula are set forth in the table on page 16.



     In determining a fair market value for the Class A Common Stock, the Board of Directors considers the performance of the general securities markets and relevant industry groups, the historical financial performance of the Company versus comparable public companies, the prospects for the Company's future performance, general economic conditions, input from an independent appraisal firm and other relevant factors. The Board of Directors sets the Market Factor at the value which causes the Formula to yield a price equal to a fair market value for the Class A Common Stock as determined by the Board. In conjunction with the Board of Directors' valuation process, an appraisal of the Class A Common Stock is prepared by an independent appraisal firm for the Committee and is relied upon by the Committee and the Board of Directors. The Formula Price and Market Factor, as determined by the Board of Directors, remains in effect until subsequently changed by the Board of Directors. The price of the Class A Common Stock and the Market Factor could be subject to greater fluctuations in the future than in the past due to the Company's plans to increase (i) the proportion of the Company's business involving private sector customers, international customers and information technology, (ii) the financial leverage impact of increased debt levels of the Company if debt financing is used to finance the Bellcore acquisition or for other purposes and (iii) other equity transactions that the Company may pursue. See "Risk Factors -- Possible Volatility of Stock Price."


     The Formula Price of the Class A Common Stock, expressed as an equation, is as follows:

                     E         5.66MP
                    ----       ------
 Formula Price  =   W(1)  +      W

     The Board of Directors has broad discretion to modify or even delete the Formula in its entirety. Nevertheless, other than the quarterly review and possible modification of the Market Factor, the Board of Directors will not change the Formula unless (i) in the good faith exercise of its fiduciary duties and after consultation with the Company's independent accountants as to whether the change would result in a charge to earnings upon the sale of Class A Common Stock, the Board of Directors, including a majority of the directors who are not employees of the Company, determines that the Formula no longer results in a fair market value for the Class A Common Stock or (ii) a change in the Formula or the method of valuing the Class A Common Stock is required under applicable law. The Formula was modified by the Board of Directors on April 14, 1995 to delete a limitation that the Formula Price not be less than 90% of the net book value per share of the Class A Common Stock at the end of the quarter immediately preceding the date on which a price revision is to occur (the "Book Value Floor"). The modification was intended to ensure that the Formula Price would be a fair market value as required by law. The Formula Price has always exceeded the Book Value Floor, and the Book Value Floor has never been used to establish the Formula Price. With the exception of this modification, the Formula has not been modified by the Board of Directors since March 23, 1984. See "Risk Factors -- Offering Price Determined by Formula."



     The following table sets forth information concerning the Formula Price for the Class A Common Stock, the applicable price for the Class B Common Stock and each of the variables contained in the Formula, including the Market Factor, in effect for the periods beginning on the dates indicated. There can be no assurance that the Class A Common Stock or the Class B Common Stock will in the future provide returns comparable to historical returns. See "Risk Factors -- No Assurances Regarding Future Returns." The Board of Directors believes that the valuation process results in a fair market value for the Class A Common Stock within a broad range of financial criteria.



                                                                                "W" OR          PRICE          PRICE
                                 "E" OR        "W(1)" OR                       WEIGHTED       PER SHARE      PER SHARE
                     MARKET   STOCKHOLDERS       SHARES         "P" OR       AVG. SHARES      OF CLASS A     OF CLASS B
       DATE          FACTOR    EQUITY(1)     OUTSTANDING(2)   EARNINGS(3)   OUTSTANDING(4)   COMMON STOCK   COMMON STOCK
-------------------  ------   ------------   --------------   -----------   --------------   ------------   ------------
April 14, 1995.....   1.50     387,564,000     48,680,843      49,052,000     49,264,148        $16.41        $  82.05
July 14, 1995......   1.60     411,359,000     49,631,252      52,195,000     49,743,769        $17.79        $  88.95
October 13, 1995...   1.60     430,713,000     50,443,296      53,983,000     50,218,431        $18.27        $  91.35
January 12, 1996...   1.70     447,858,000     50,880,566      55,511,000     50,752,815        $19.33        $  96.65
April 12, 1996.....   1.80     459,097,000     50,848,815      57,296,000     51,306,036        $20.41        $ 102.05
July 12, 1996......   2.00     476,734,000     51,526,715      57,601,000     51,594,455        $21.89        $ 109.45
October 11, 1996...   2.10     482,172,000     51,418,186      58,657,000     51,830,619        $22.83        $ 114.15
January 10, 1997...   2.40     507,235,000     52,094,779      62,098,000     52,003,218        $25.96        $ 129.80
April 11, 1997.....   2.40     527,459,000     52,682,394      63,680,000     52,308,789        $26.55        $ 132.75


---------------


(1) "E" or Stockholders Equity is the stockholders' equity of the Company at the end of the fiscal quarter immediately preceding the date on which a price determination is to occur.



(2) "W(1)" or Shares Outstanding is the number of outstanding common shares and common share equivalents at the end of that fiscal quarter.



(3) "P" or Earnings is the earnings of the Company for the four fiscal quarters immediately preceding the price determination.



(4) "W" or Weighted Average Shares Outstanding is the weighted average number of outstanding common shares and common share equivalents for the four fiscal quarters immediately preceding the price determination, as used by the Company in computing primary earnings per share.

                                DIVIDEND POLICY

     The Company has never declared or paid any cash dividends on its capital stock and no cash dividends on the Class A Common Stock or Class B Common Stock are contemplated in the foreseeable future. The Company's present intention is to retain any future earnings for use in its business. See "Risk Factors -- No Cash Dividends."

                                USE OF PROCEEDS

     The shares of Class A Common Stock which may be offered by the Company are principally being offered to permit the continued acquisition of shares by the Company's employee benefit plans as described herein and to permit the Company to offer shares of Class A Common Stock to present and potential employees, consultants and directors. The net proceeds to be received by the Company from the sale of shares of Class A Common Stock offered by the Company, after deducting expenses payable by the Company, which are estimated to be $150,500, will be added to the general funds of the Company for working capital and general corporate purposes. Currently, the Company has no specific plans for the use of such proceeds. Approximately 2,348,115 of the shares registered hereby are offered by stockholders (other than the Selling Stockholders) for sale in the Limited Market and such sales may be attributed to the Company for federal securities law purposes. The Company will not receive any portion of the net proceeds from the sale of such shares or from the sale of shares by the Selling Stockholders.

                             EMPLOYEE BENEFIT PLANS

     The Company maintains several employee benefit plans pursuant to which certain of the shares of Class A Common Stock being offered hereby may be sold. The primary purpose of these plans is to motivate the Company's employees, consultants and directors to contribute to the growth and development of the Company by encouraging them to achieve and surpass annual goals of the Company and of the operations for which they are responsible. The following is a summary description of each of these plans. All capitalized terms, unless otherwise defined herein, have the meanings ascribed to them in the employee benefit plan to which they relate.

PROFIT SHARING RETIREMENT PLAN

     The Profit Sharing Retirement Plan represents a consolidation, effective as of January 1, 1995, of the former Profit Sharing Retirement Plan II and the Profit Sharing Retirement Plan. The Profit Sharing Retirement Plan II was itself a consolidation, effective January 1, 1992, of the former TSC Profit Sharing Retirement Plan and the SAIC COMSYSTEMS Profit Sharing Retirement Plan. Participants in the Profit Sharing Retirement Plan are not permitted to direct investment of their account balances into Company Stock or a Company Stock Fund. However, participants in the former Profit Sharing Retirement Plan II who have a portion of their account balances invested in a Company Stock Fund maintained within the Plan are permitted to leave that portion of their account balances invested in the Company Stock Fund, but may not add to that investment option with any transfers out of other investment options or with respect to any new allocations of Company contributions to the Profit Sharing Retirement Plan.

CODA

     The CODA became effective on January 1, 1983 and was approved by the stockholders of the Company at the 1983 Annual Meeting of Stockholders.

  Eligibility and Participation

     Generally, all employees (as defined in the CODA) are eligible to participate in the CODA upon commencing employment, except for employees in groups or units designated as ineligible. As of December 31, 1996, there were approximately 18,800 participants in the CODA.

  Contributions and Allocations

     The CODA permits a participant to elect to defer a portion of such participant's compensation for the Plan Year and to have such deferred amount contributed directly by the Company to the participant's CODA account. Amounts deferred by participants, including rollovers from qualified plans, totaled approximately $66,555,000 for the Plan Year ended December 31, 1996. Under the terms of the CODA, deferred amounts are treated as contributions made by the Company. The maximum amount of compensation that a participant may elect to defer is determined by the Committee, but in no event may the deferral exceed $7,000 per year (adjusted for cost-of-living under rules prescribed by the Secretary of the Treasury). For 1997, the limitation is $9,500. In addition to amounts deferred by participants, the Company may, but is not obligated to, make a matching contribution to the CODA accounts of those participants who have elected to defer a portion of their compensation equal to a percentage or percentages of the amounts which such participants have elected to defer. This Company matching contribution is allocated to the matching contribution accounts of those participants (i) who have elected to defer a portion of their compensation, (ii) who are not employees of a group or unit designated as ineligible to receive a matching contribution and (iii) who have attained the age of 21 and have completed 12 months of employment and 850 Hours of Service with the Company during one of the applicable 12-month computational periods. For the Plan Year ended December 31, 1996, the Company contributed 30% of the first $2,000 of a participant's compensation deferred under the CODA and 15% of such deferred compensation above $2,000. For the Plan Year beginning January 1, 1997, the Company intends to contribute 50% of the first $2,000 of a participant's compensation deferred under the CODA and 15% of such deferred compensation above $2,000. The Company provides no matching contribution on amounts deferred in excess of 10% of compensation. The aggregate amount of matching contributions contributed to the CODA on behalf of all participants for the Plan Year ended December 31, 1996 was $9,625,000. The Company may also make additional contributions to the CODA in order to comply with Sections 401(k) and
(m) of the Code. For the Plan Year ended December 31, 1996, the Company made no additional contributions. The Company's additional contribution to the CODA is paid in cash unless the Board of Directors determines to make the contribution in shares of Class A Common Stock or another form.

     Company contributions to the CODA are made by the due date (including extensions) for the Company's federal income tax return for the applicable year except contributions resulting from amounts deferred by participants, which must be made within 30 days of deferral. The Company's practice has been to make matching contributions quarterly based on current participant bi-weekly deferrals. Any additional Company contribution, if required, is made after the end of the Plan Year.

     A participant's elective deferrals to CODA will reduce his or her compensation, on a dollar-for-dollar basis, for purposes of receiving allocations under the Company's Profit Sharing Retirement Plan and the Employee Stock Ownership Plan, as applicable.

     An Eligible Employee may transfer a rollover contribution from another qualified retirement plan to the trust fund maintained for the CODA pursuant to applicable regulations and Committee procedures. A participant in the CODA who has made a deferral election may terminate or alter the rate of his or her deferrals at any time under the terms of the CODA.

  Investment of Funds

     The Committee is authorized to establish a choice of investment alternatives, including securities of the Company, in which Company contributions to the CODA (including that portion of compensation which participants elect to defer) may be invested. The investment alternatives established by the Committee and currently available to participants in the CODA consist of the Company Stock Fund and 13 Vanguard Mutual Funds managed by the Vanguard Group ("Vanguard"), located in Valley Forge, Pennsylvania. The Company's matching contributions for the Plan Year ended December 31, 1996 were (and the matching contributions for the Plan Year ending December 31, 1997 are) currently intended to be invested in the Company's Stock Fund, which contributions may not be exchanged for another investment alternative. Participants may elect at such time, in such manner and subject to such restrictions as the Committee may specify, to have contributions (other than matching contributions) allocated or apportioned among the different investment alternatives. Separate CODA accounts are established for each investment alternative selected by a participant and each such account is valued separately. Cash contributions that are to be invested in the Company Stock Fund are initially invested in the Vanguard Money Market Reserves -- Prime Portfolio until shortly before each Trade Date. The Committee, in its sole discretion, may permit participants to transfer amounts from one investment alternative to one or more other investment alternatives at such time, in such manner and subject to such restrictions as the Committee may specify. No commissions are payable with respect to acquisitions or dispositions of Vanguard fund shares.

     Investments in the Company Stock Fund (other than the non-exchangeable matching contribution described in the preceding paragraph) may be exchanged into other investment choices only on a Trade Date. Balances from Vanguard investments may not be exchanged into the Company Stock Fund. It is the current policy of the Committee to keep all amounts related to the Company's Stock Fund invested in Class A Common Stock, except for estimated cash reserves which are primarily used to provide future benefit distributions, future investment exchanges and other cash needs as determined by the Committee. Residual cash remaining after accounting for estimated cash reserves generally will be used to purchase Class A Common Stock. If cash reserves in the Company Stock Fund are insufficient at any given time to provide benefit distributions and/or investment exchanges, shares held by the Company Stock Fund will be offered to the Company for purchase. If the Company declines to purchase the shares, the Committee intends to offer the shares for sale in the Limited Market. Exchanges out of the Company Stock Fund may be deferred until such time, if ever, that sufficient cash is available to make required benefit distributions and provide for investment exchanges. Accordingly, investment exchanges of participants' investments held in the Company Stock Fund may be restricted. See "Market Information -- The Limited Market" and "Risk Factors -- Absence of a Public Market."

     The following table summarizes, as of the dates indicated, the investment performance of the Company Stock Fund and of each of Vanguard's 13 mutual funds available for investment for the last five years. In the case of the Intermediate Term Corporate Portfolio, since it was established in 1993, and the Lifestrategy Funds, since they were established in 1994, the table reflects only the period these funds have been in existence. The summary is based on an initial investment of $100 in each investment alternative as of December 31, 1992, except for the Intermediate Term Corporate Portfolio which is as of December 31, 1993 and the Lifestrategy Funds which are as of December 31, 1994.

                               COMPANY STOCK FUND

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1992..............................................  $100.00
December 31, 1993..............................................   110.90                10.9
December 31, 1994..............................................   127.42                14.9
December 31, 1995..............................................   154.44                21.2
December 31, 1996..............................................   193.05                25.0

                                 GNMA PORTFOLIO

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1992..............................................  $100.00
December 31, 1993..............................................   105.90                 5.9
December 31, 1994..............................................   104.84                -1.0
December 31, 1995..............................................   122.66                17.0
December 31, 1996..............................................   129.04                 5.2

                          INDEX TRUST -- 500 PORTFOLIO

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1992..............................................  $100.00
December 31, 1993..............................................   109.90                 9.9
December 31, 1994..............................................   111.22                 1.2
December 31, 1995..............................................   152.93                37.5
December 31, 1996..............................................   187.95                22.9

                    MONEY MARKET RESERVES -- PRIME PORTFOLIO

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1992..............................................  $100.00
December 31, 1993..............................................   103.00                 3.0
December 31, 1994..............................................   107.22                 4.1
December 31, 1995..............................................   113.44                 5.8
December 31, 1996..............................................   119.45                 5.3

                          SHORT-TERM FEDERAL PORTFOLIO

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1992..............................................  $100.00
December 31, 1993..............................................   107.00                 7.0
December 31, 1994..............................................   106.04                -0.9
December 31, 1995..............................................   119.08                12.3
December 31, 1996..............................................   124.80                 4.8

                             WELLESLEY INCOME FUND

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1992..............................................  $100.00
December 31, 1993..............................................   114.70                14.7
December 31, 1994..............................................   109.65                -4.4
December 31, 1995..............................................   141.34                28.9
December 31, 1996..............................................   154.63                 9.4

                                  WINDSOR FUND

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1992..............................................  $100.00
December 31, 1993..............................................   119.40                19.4
December 31, 1994..............................................   119.16                -0.2
December 31, 1995..............................................   155.15                30.2
December 31, 1996..............................................   196.11                26.4

                         INTERNATIONAL GROWTH PORTFOLIO

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1992..............................................  $100.00
December 31, 1993..............................................   144.70                44.7
December 31, 1994..............................................   145.86                 0.8
December 31, 1995..............................................   167.59                14.9
December 31, 1996..............................................   192.06                14.6

                             U.S. GROWTH PORTFOLIO

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1992..............................................  $100.00
December 31, 1993..............................................    98.50                -1.5
December 31, 1994..............................................   102.34                 3.9
December 31, 1995..............................................   141.64                38.4
December 31, 1996..............................................   178.47                26.0

                     INTERMEDIATE TERM CORPORATE PORTFOLIO
                         (ESTABLISHED NOVEMBER 1, 1993)

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1993..............................................  $100.00
December 31, 1994..............................................    95.80                -4.2
December 31, 1995..............................................   116.30                21.4
December 31, 1996..............................................   119.56                 2.8

                VANGUARD LIFESTRATEGY FUNDS -- INCOME PORTFOLIO
                        (ESTABLISHED SEPTEMBER 30, 1994)

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1994..............................................  $100.00
December 31, 1995..............................................   123.00                23.0
December 31, 1996..............................................   132.35                 7.6

          VANGUARD LIFESTRATEGY FUNDS -- CONSERVATIVE GROWTH PORTFOLIO
                        (ESTABLISHED SEPTEMBER 30, 1994)

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1994..............................................  $100.00
December 31, 1995..............................................   124.40                24.4
December 31, 1996..............................................   137.34                10.4

            VANGUARD LIFESTRATEGY FUNDS -- MODERATE GROWTH PORTFOLIO
                        (ESTABLISHED SEPTEMBER 30, 1994)

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1994..............................................  $100.00
December 31, 1995..............................................   127.90                27.9
December 31, 1996..............................................   144.14                12.7

                VANGUARD LIFESTRATEGY FUNDS -- GROWTH PORTFOLIO
                        (ESTABLISHED SEPTEMBER 30, 1994)

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1994..............................................  $100.00
December 31, 1995..............................................   129.20                29.2
December 31, 1996..............................................   149.10                15.4

  Vesting

     Under the CODA as currently in effect, each participant is, at all times, 100% vested in amounts deferred to his or her CODA account. Effective as of January 1, 1995, the Company's matching contribution for employees hired on or after such date does not vest at all prior to the time such participant is credited with three Years of Service, and thereafter vests at the rate of 25% per Year of Service for years three through six, so that each participant's interest in his or her Company matching account becomes fully vested after the participant is credited with six Years of Service. A participant's interest in such account also becomes fully vested, notwithstanding the fact that the participant has not yet been credited with six Years of Service, at the time of such participant's attainment of age 59 1/2, permanent disability, judicial declaration of mental incompetence or death, while employed by the Company. The Company's matching contribution for employees hired on or prior to December 31, 1994 remains fully vested.

  Loans

     Loans are available to a participant from his or her CODA account. Loans under all of the Company's and its subsidiaries' qualified retirement plans have a combined maximum limit of $50,000 per participant reduced by the excess of the participant's highest aggregate outstanding loan balance(s) during the preceding 12-month period over the aggregate loan balance(s) outstanding on the date of a new loan. Loans are further limited to 50% of a participant's vested interest in his or her accounts in all of the Company's qualified retirement plans (loans from the CODA may not exceed the vested value in the CODA account less vested amounts invested in the Company Stock Fund within the Plan). Loans must (i) bear a reasonable rate of interest, (ii) be adequately secured, (iii) state the date upon which the loan must be repaid, which in any event may not exceed five years from the date on which the loan is made, unless the proceeds are used to acquire a principal residence, in which case repayment may not exceed 25 years and (iv) be amortized with level payments, made not less frequently than quarterly, over the term of the loan. The minimum loan amount is $500. The Committee currently requires that loans be repaid through payroll deductions. The loan documents provide that 50% of the participant's vested account balances in all of the Company's qualified retirement plans are security for the loan; therefore, the CODA (as well as the other Company retirement plans in which the participant has a loan) has a lien against such balances. A loan will result in a withdrawal of the borrowed amounts from the participant's interest in the funds against which the loan is made. Principal and interest payments on the loan are allocated to the account(s) of the borrowing participant in accordance with the current investment choices of the participant.

  Distributions and Withdrawals

     If a participant's employment with the Company terminates on or after the date on which the participant attains the age of 59 1/2, the participant is entitled to receive a single distribution of his or her entire interest in his or her CODA account and vested interest in the matching contribution account as soon as practicable following the date of such termination. In the event a participant dies while employed by the Company, the Committee will direct the Trustee to make a single distribution of the participant's entire interest in his or her CODA account and matching contribution account to the participant's spouse. Alternatively, if such spouse has given proper consent or if the participant has no spouse, the Committee will direct the Trustee to make a single distribution of the deceased participant's entire interest to the Beneficiary designated by the participant. In the event the Committee determines that the participant has suffered a permanent disability while employed by the Company, the Committee will direct the Trustee to make a single distribution of the participant's entire interest in his or her CODA account and matching contribution account to the disabled participant.

     If a participant's employment with the Company terminates, other than by reason of permanent disability or death, prior to the date on which the participant attains the age of 59 1/2, the participant's entire interest in his or her CODA account and vested interest in the matching contribution account generally will be paid in a single distribution. If the participant's vested interest in his or her account is $3,500 or less, benefits are paid as soon as practicable following the date of such termination. If his or her vested interest is more than $3,500, the participant may elect to receive distribution of his or her account(s) (i) approximately 120 days after the end of the year in which his or her fifth consecutive Break in Service occurs, (ii) any time following his or her termination of employment and before five consecutive Breaks in Service or (iii) at age 62. The CODA has been amended to permit the Company to require participants in the CODA whose employment with the Company has terminated to transfer any account balances invested in the Company Stock Fund to other CODA investment choices. This change has not been implemented by the Company.

     If a participant who was only partially vested in his or her matching contribution account is reemployed before having five consecutive Breaks in Service, he or she may reinstate his or her account, including the nonvested portion which was previously forfeited, by repaying the amount distributed to him or her from such account before the earlier of (i) the date he or she incurs five consecutive Breaks in Service following the date of distribution or (ii) five years following reemployment. Except in the case of a qualifying hardship, no withdrawals may be made from a participant's CODA account prior to his or her termination of employment unless and until he or she attains the age of 59 1/2. Any withdrawals made thereafter may only be made once in each Plan Year. In the absence of a qualified domestic relations order to the contrary, a participant's interest in the CODA may not be voluntarily or involuntarily assigned or hypothecated, except for the purpose of qualified Company retirement plan loans. The Committee has established procedures for hardship withdrawals including (i) definition of qualifying hardships, (ii) requirements for having first withdrawn all voluntary after-tax contributions from any other Company retirement plans and having received the maximum loans available under such plans and (iii) requirement for a 12-month suspension from making elective deferrals into the CODA following the hardship withdrawal.

     All distributions, including withdrawals, from the CODA are paid in cash.

EMPLOYEE STOCK OWNERSHIP PLAN

     The Company's stock bonus retirement plan became effective on February 1, 1973 and was approved by the stockholders of the Company at the 1982 Annual Meeting of Stockholders. Effective January 1, 1985, the plan was amended to change its name to the Employee Stock Ownership Plan and to enable it to purchase shares of Class A Common Stock with the proceeds of qualifying loans made either to the Company or to the Employee Stock Ownership Plan. To date, this loan feature has not been utilized. In February 1990, the Company Stock Funds within the Company's Profit Sharing Retirement Plan and the CODA (including the TRASOP Fund maintained within the CODA) were transferred to the Employee Stock Ownership Plan to enable it to qualify as a "30% ESOP" and further the Company's goal of employee stock ownership by increasing the percentage of the Company's Class A Common Stock and Class B Common Stock beneficially owned by current employees. In November 1992, the non-exchangeable Company Stock Fund within the CODA was transferred to the Employee Stock Ownership Plan to enable it to qualify as a "30% ESOP" in connection with an Offer to Purchase for Cash, pursuant to which the Employee Stock Ownership Plan acquired 700,444 shares of Class A Common Stock from 186 stockholders who were not employees, directors, consultants or members of their families in a transaction designed to increase the beneficial ownership of current employees, directors and consultants.

  Eligibility and Participation

     Generally, all employees who have attained the age of 21, completed 12 months of employment and completed 850 Hours of Service with the Company during one of the applicable 12-month computational periods are eligible to participate as of the next semi-annual entry date, except employees of groups or units designated as ineligible. As of December 31, 1996, there were approximately 15,500 participants in the Employee Stock Ownership Plan.

  Contributions, Allocations and Forfeitures

     For the Plan Year ended December 31, 1996, the Company contributed approximately $29,492,000 to the accounts of participants in the Employee Stock Ownership Plan. The amount of the Company's annual contribution to participants' accounts in the Employee Stock Ownership Plan is determined by, and within the discretion of, the Board of Directors, subject to certain limitations. See "General Provisions of the Profit Sharing Retirement Plan, Employee Stock Ownership Plan and CODA." Participants may not make voluntary contributions to the Employee Stock Ownership Plan. The Company's contributions are made by the due date (including extensions) of the Company's federal income tax return for the applicable year. The Company's current practice has been to make pro-rata contributions quarterly.

     Company contributions to the Employee Stock Ownership Plan for each Plan Year are allocated to the accounts of participants who are eligible to receive such contributions in the ratio which each such participant's eligible compensation bears to the total eligible compensation of all such participants. Eligible participants are participants who (i) complete 850 Hours of Service during the Plan Year and (ii) either are employed on the last day of the Plan Year or whose employment terminated during the Plan Year as a result of death, retirement, disability or involuntary layoff (other than for cause). Forfeitures, if any, of the nonvested portion of terminated participants' accounts are allocated to the accounts of remaining participants who are entitled to receive an allocation of the Company contribution. Forfeitures are allocated in the ratio which each such remaining participant's eligible compensation bears to the total eligible compensation of all such remaining participants. However, effective January 1, 1995, allocations of Company contributions and forfeitures will be made separately to different Fringe Rate groups designated by the Company, such that participants in one Fringe Rate group will receive a different allocation (as a percentage of compensation) than participants in another Fringe Rate group.

  Investment of Funds

     Although it is generally intended that the assets of the Employee Stock Ownership Plan will be held in a Company Stock Fund consisting primarily of securities of the Company, the Employee Stock Ownership Plan and/or such Company Stock Fund may hold other assets which may consist of cash, qualifying employer real property or qualifying employer securities within the meaning of Sections 407(d)(4) and (5) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other property. The exact number of shares of Class A Common Stock, if any, which may be purchased by the Trustee of the Employee Stock Ownership Plan in the future will depend on various factors, including any modifications to the Employee Stock Ownership Plan adopted either in response to changes or modifications in the laws and regulations governing the Employee Stock Ownership Plan or at the discretion of the Company's management.

     With respect to those Company Stock Funds transferred to the Employee Stock Ownership Plan in February 1990 as to which participants had the right to exchange into other investment choices under the Company's Profit Sharing Retirement Plan or CODA, as applicable, the investment choices available under the latter plans (see "Employee Benefit Plans--CODA--Investment of Funds") are made available within the Employee Stock Ownership Plan. In addition, participants who have attained the age of 55 and have ten or more years of participation are entitled, pursuant to the terms of the Employee Stock Ownership Plan and Committee procedures, to exchange a percentage of their balances in the Company Stock Fund into the same Vanguard investment alternatives as are available under the CODA.

     The Committee, in its sole discretion, may permit participants to transfer amounts from one investment alternative to one or more other investment alternatives at such time, in such manner and subject to such restrictions as the Committee may specify. Investments in the Company Stock Fund may be exchanged into other investment choices only on a Trade Date. However, balances from other Vanguard investments may not be exchanged into the Company Stock Fund. Company contributions directed to the Company Stock Fund are initially utilized as cash reserves to provide benefit distributions and/or investment exchanges. It is the current policy of the Committee to keep all amounts related to the Company Stock Fund invested in Class A Common Stock, except for estimated cash reserves which are primarily used to provide future benefit distributions, future investment exchanges and other cash needs as determined by the Committee. Residual cash remaining after accounting for estimated cash reserves will generally be used to purchase Class A Common Stock. Cash contributions that are to be invested in the Company Stock Fund are initially invested in the Vanguard Money Market Reserves -- Prime Portfolio until shortly before each Trade Date. If at any given time cash reserves in the Company Stock Fund are insufficient to provide benefit distributions and/or investment exchanges, shares held by the Company Stock Fund will be offered to the Company for purchase. If the Company declines to purchase the shares, the Committee intends to offer the shares for sale in the Limited Market. Exchanges out of the Company Stock Fund may be deferred until such time, if ever, that sufficient cash is available to make required benefit distributions and provide for investment exchanges. Accordingly, investment exchanges of participants' investments held in the Company Stock Fund may be restricted. See "Market Information -- The Limited Market" and "Risk Factors -- Absence of a Public Market."

  Vesting

     The Employee Stock Ownership Plan vesting schedule currently provides that a participant's interest does not vest at all prior to the time such participant is credited with three Years of Service, and thereafter vests at the rate of 25% per Year of Service for years three through six, so that each participant's interest becomes fully vested after the participant is credited with six Years of Service. A participant's interest also becomes fully vested, notwithstanding the fact that the participant has not yet been credited with six Years of Service, at the time of such participant's attainment of the age of 59 1/2, permanent disability, judicial declaration of mental incompetence or death, while employed by the Company. A participant's interest in the TRASOP Fund or in funds transferred from the CODA are 100% vested at all times.

  Loans

     Loans are available to a participant from his or her Employee Stock Ownership Plan account. Loans under all of the Company's and its subsidiaries' qualified retirement plans have a combined maximum limit of $50,000 per participant reduced by the excess of the participant's highest aggregate outstanding loan balance(s) during the preceding 12-month period over the aggregate loan balance(s) outstanding on the date of a new loan. Loans are further limited to 50% of a participant's vested interest in his or her accounts in all the Company's qualified retirement plans (loans from the Employee Stock Ownership Plan may not exceed the vested value of the amounts in the Employee Stock Ownership Plan account less vested amounts invested in the Company Stock Fund within the Plan). Loans must (i) bear a reasonable rate of interest, (ii) be adequately secured, (iii) state the date upon which the loan must be repaid, which in any event may not exceed five years, unless the proceeds are used to acquire a principal residence, in which case repayment may not exceed 25 years and (iv) be amortized with level payments, made not less frequently than quarterly, over the term of the loan. The minimum loan amount is $500. The Committee currently requires that loans be repaid through payroll deductions. The loan documents provide that 50% of the participant's vested account balances in all the Company's retirement plans are security for the loan; therefore, the Employee Stock

Ownership Plan (as well as the other Company retirement plans in which the participant has a loan) has a lien against such balances. A loan will result in a withdrawal of the borrowed amounts from the participant's interest in the Funds against which the loan is made (other than the Company Stock Fund). Principal and interest payments on the loan are allocated to the account(s) of the borrowing participant in accordance with the current investment choices of the participant.

  Distributions and Withdrawals

     If a participant's employment with the Company terminates on or after the date on which the participant attains the age of 59 1/2, the participant is entitled to receive a single distribution of his or her entire interest in his or her Employee Stock Ownership Plan account as soon as practicable following the date of such termination. In the event a participant dies while employed by the Company, the Committee will direct the Trustee to make a single distribution of the participant's entire interest in his or her Employee Stock Ownership Plan account to the participant's spouse or if such spouse has given proper consent or if the participant has no spouse to the Beneficiary designated by the participant. In the event the Committee determines that the participant has suffered a permanent disability while employed by the Company, the Committee will direct the Trustee to make a single distribution of the participant's entire interest in his or her Employee Stock Ownership Plan account to the disabled participant.

     If a participant's employment with the Company terminates, other than by reason of permanent disability or death, prior to the date on which the participant attains the age of 59 1/2, the participant's vested interest in his or her Employee Stock Ownership Plan account generally will be paid in cash in a single distribution. If the participant's vested interest in his or her account is $3,500 or less, benefits are paid as soon as practicable after termination of employment. If his or her vested interest in the account is more than $3,500, the participant may elect to receive a distribution of his or her account in cash (i) approximately 120 days after the end of the year in which his or her fifth consecutive Break in Service occurs, (ii) any time following his or her termination of employment and before five consecutive Breaks in Service or (iii) at age 62.

     A participant may elect to receive a distribution in the form of Class A Common Stock (and Class B Common Stock, where applicable) in lieu of the cash distribution alternatives described above. Such distribution will be made within 120 days of the participant's normal retirement age (age 59 1/2) or date of actual retirement, if later. However, for employees whose employment is terminated after February 9, 1990, with respect to any shares of Class A Common Stock purchased after December 31, 1986, a participant electing to receive Common Stock shall receive the payments in five annual installments commencing within one year after the fifth Plan Year following termination of employment.

     If a participant who was only partially vested in his or her account is reemployed before having five consecutive Breaks in Service, he or she may reinstate his or her account, including the nonvested portion which was previously forfeited, by repaying the amount distributed to him or her before the earlier of (i) the date he or she incurs five consecutive Breaks in Service following the date of distribution or (ii) five years following reemployment.

     All distributions from the Employee Stock Ownership Plan will be made in cash, except as noted above. In those instances in which shares of Class A Common Stock or Class B Common Stock are distributed to participants in lieu of cash, participants cannot be assured that they will be able to sell their shares in any one quarterly Trade Date or over any specific period of time. Accordingly, a participant's ability to sell shares of Class A Common Stock or Class B Common Stock distributed out of the Employee Stock Ownership Plan would be adversely affected by any lack of liquidity in the Limited Market. See "Market Information -- The Limited Market" and "Risk Factors -- Absence of a Public Market."

     All distributions of shares of Class A Common Stock (and Class B Common Stock, where applicable) from the Employee Stock Ownership Plan will be subject to the following conditions imposed by the Employee Stock Ownership Plan and/or the Company's Certificate of Incorporation:

          (a) Such shares will be subject to a right of first refusal by the Company and the Employee Stock Ownership Plan, but will not be subject to the Company's right of repurchase upon termination of employment or affiliation. See "Description of Capital Stock -- Common Stock -- Restrictions on Class A Common Stock."

          (b) In the event that such shares, at the time they are distributed out of the Employee Stock Ownership Plan, are not "Readily Tradeable Stock" (as that term is defined under Treasury Regulation Section 54.4975-7(b)(1)(iv)) or are subject to a "Trading Limitation" (as that term is defined under Treasury Regulation Section 54.4975-7(b)(10)), then they will be subject to a "put option" which gives the holder of such shares the right to require the Company to purchase all or a portion of such shares at their fair market value during two limited time periods. The first of these periods is the 60-day period following the date on which the shares are distributed out of the Employee Stock Ownership Plan and the second of these periods is the 60-day period following notification by the Company of the valuation of the Class A Common Stock and Class B Common Stock as soon as practicable after the beginning of the Plan Year commencing after such distribution.

     Accounts transferred from the CODA or Profit Sharing Retirement Plan retain the distribution options available under the terms of the plan from which they were transferred.

     Participants are not permitted to make withdrawals under the Employee Stock Ownership Plan prior to termination of employment, except for hardship withdrawals from the account transferred to the Employee Stock Ownership Plan from the CODA. However, a participant may, under rules established by the Committee, make one withdrawal from the Employee Stock Ownership Plan after attaining age 62, even if the participant has not terminated employment. See "Employee Benefit Plans -- CODA -- Distributions and Withdrawals." In the absence of a qualified domestic relations order to the contrary, a participant's interest in the Employee Stock Ownership Plan may not be voluntarily or involuntarily assigned or hypothecated, except for the purpose of qualified Company retirement plan loans.

GENERAL PROVISIONS OF THE PROFIT SHARING RETIREMENT PLAN, EMPLOYEE STOCK OWNERSHIP PLAN AND CODA

     The Profit Sharing Retirement Plan, Employee Stock Ownership Plan and CODA (collectively, the "Plans") each contain the following provisions:

  Contribution Limitations

     The maximum contribution for any Plan Year which the Company may make to all Plans for the benefit of a participant (including contributions to the CODA as a result of salary deferral elections by participants), plus forfeitures, may not exceed the lesser of (i) $30,000 or (ii) 25% of the participant's compensation. The $30,000 limit will be adjusted for cost of living in accordance with rules of the Secretary of the Treasury.

  Administration

     The Plans are administered by the Committee, whose members are appointed by and serve at the discretion of the Company's Board of Directors. The members of the Committee receive no compensation from the Plans for services rendered in connection therewith. The current members of the Committee are A.H. Avery, D.W. Baldwin, S.P. Fisher, W.M. Layson, F.W. Jenkins, E.R. Kalin, J.C. Rains, Jr., W.A. Roper, Jr., B.L. Theule, E.A. Timmes, Jr. and M.W. Tobriner (Chairman). The address of each such person is Science Applications International Corporation, 10260 Campus Point Drive, San Diego, CA 92121, except for Messrs. Jenkins, Layson, Rains and Tobriner each of whom's address is Science Applications International Corporation, 1710 Goodridge Drive, McLean, VA 22102, Mr. Timmes whose address is Science Applications International Corporation, 3045 Technology Parkway, Orlando, FL 32826, and Ms. Avery whose address is Science Applications International Corporation, 20 California Street, San Francisco, CA 94111.

     The Committee has the power to supervise administration and control of each Plan's operations, including the power and authority to (i) allocate fiduciary responsibilities, other than trustee responsibilities, among the Named Fiduciaries, (ii) designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities, (iii) employ legal, actuarial, medical, accounting, programming and other assistance as the Committee may deem appropriate in carrying out the Plan, (iv) establish rules and regulations for the conduct of the Committee's business and the administration of the Plan, (v) administer, interpret, construe and apply the Plan and determine questions relating to eligibility, the amount of any participant's service and the amount of benefits to which any participant or beneficiary is entitled, (vi) determine the manner in which Plan assets are disbursed and (vii) direct the Trustee regarding investment of Plan assets, subject to the directions of participants when provided in the Plan.

  Pass-Through Voting and Tendering of Class A Common Stock and Class B Common Stock

     Each participant in the Plans has the right to instruct the Trustee on a confidential basis how to vote his or her proportionate interest in all shares of Class A Common Stock and/or Class B Common Stock held in the various Plans. The Plan documents provide that the Trustee will vote all allocated shares held in the Plans as to which no voting instructions are received (except for shares held in the TRASOP Fund accounts of participants in the Employee Stock Ownership
Plan), together with all unallocated shares held in the Plans, in the same proportion, on a Plan-by-Plan basis, as the allocated shares for which voting instructions have been received are voted. Shares held in the TRASOP Fund accounts, as to which no voting instructions from participants are received, will not be voted by the Trustee. The Committee is required to notify participants of their pass-through voting rights prior to each meeting of stockholders.

     In the event of a tender or exchange offer for the Company's securities, each participant in the Plans has the right, under current Plan procedures, to instruct the Trustee on a confidential basis whether or not to tender or exchange his or her proportionate interest in all shares of Class A Common Stock and/or Class B Common Stock held in the various Plans. The Plan documents provide that the Trustee will not tender or exchange any allocated shares with respect to which no instructions are received from participants. Shares held in the Plans which have not yet been allocated to the accounts of participants will be tendered or exchanged by the Trustee, on a Plan-by-Plan basis, in the same proportion as the allocated shares held in each Plan are tendered or exchanged.

     The Trustee's duties with respect to voting and tendering of Class A and Class B Common Stock are governed by the fiduciary provisions of ERISA. These fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes, or decisions whether or not to tender, of participants with respect to Class A or Class B Common Stock and to determine, in the Trustee's best judgment, how to vote the shares or whether or not to tender the shares.

  Trustee

     State Street Bank and Trust Company of North Quincy, Massachusetts is the Trustee under each of the Plans.

     Generally, the Trustee has all the rights afforded a trustee under applicable law, although the Trustee generally may exercise those rights only at the direction of the Committee. Subject to this limitation and those set forth in the Plans and master trust agreement, the Trustee's rights include, but are not limited to, the right to (i) invest and reinvest the funds held in the Plans' trust in any investment of any kind, including qualifying employer securities and qualifying employer real property as such investments are defined in Section 407(d) of ERISA, and contracts issued by insurance companies, including contracts under which the insurance company holds Plan assets in a separate account or commingles separate accounts managed by the insurance company, (ii) retain or sell the securities and other property held in the Plans' trust, (iii) consent or participate in any reorganization or merger in regard to any corporation whose securities are held in the Plans' trust (subject in the case of the Company's securities, generally, to the participants' pass-through voting rights and right to instruct the Trustee in the event of a tender or exchange offer) and pay calls or assessments imposed on the holder thereof and consent to any contract, lease, mortgage or purchase or sale of any property between such corporation and any other parties, (iv) exercise all the rights of the holder of any security held in the Plans' trust, including the right to vote such securities (subject, in the case of the Company's securities, generally, to the participants' pass-through voting rights), convert such securities into other securities, acquire additional securities and exchange such securities, (v) vote proxies and exercise any other similar rights of ownership, subject to the Committee's right to instruct the Trustee as to how (or the method of determining how) the proxies should be voted or such rights should be exercised and (vi) lend to participants in the Plans such amounts as the Committee directs.

     The Trustee's compensation and all other expenses incurred in the establishment, administration and operation of the Plans are borne by the respective Plans unless the Company elects to pay such expenses. Costs or expenses which are particular to a specific asset or group of assets (such as interest and normal brokerage and other similar charges incurred in connection with the purchase of securities by the Plans' trust) are chargeable and allocable to the participants' accounts to which such securities are allocated in a manner determined by the Committee.

  Administrative and Custodial Services

     The Company has entered into an administrative services agreement with Vanguard, pursuant to which Vanguard performs specified administrative services for the Plans, principally related to accounting and recordkeeping. Vanguard's fees for these administrative services are borne by the respective Plans.

  Account Statements

     Each participant is furnished with a statement of his or her accounts in the respective Plans as of the end of each calendar quarter.

  Amendment and Termination

     The Company has reserved the right to amend each of the Plans at any time, for any reason and without prior notice, except that no such amendment may have the effect of (i) generally causing any assets of the Plans' trusts to be used for or diverted to any purpose other than providing benefits to participants and their beneficiaries and defraying expenses of the Plans, except as permitted by applicable law, (ii) depriving any participant or beneficiary, on a retroactive basis, of any benefit to which they would otherwise be entitled had the participant's employment with the Company terminated immediately prior to the amendment or (iii) increasing the liabilities or responsibilities of a Trustee or an Investment Manager without its written consent.

     The Company has also retained the right to terminate any of the Plans at any time and for any reason, including if the Company ceases to exist as an entity in the event it merges into or with any other corporation. In addition, the Company may discontinue contributions to the Plans; provided, however, that any such discontinuation of contributions shall not automatically terminate the Plans as to funds and assets then held by the Trustee.

  ERISA

     Each of the Plans is subject to the provisions of ERISA, including reporting and disclosure obligations, fiduciary standards and the prohibited transaction rules of Title I thereof. Since each of the Plans is an individual account plan under ERISA, none of the Plans are subject to the jurisdiction of the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of ERISA and none of the Plans' benefits are guaranteed by the PBGC.

  Federal Income Tax Consequences

     Each of the Plans is qualified under Section 401(a) of the Code. Qualification of the Plans under Section 401(a) of the Code has the following federal income tax consequences:

          (a) A participant will not be subject to federal income tax on Company contributions to the Plans at the time such contributions are made.

          (b) A participant will not be subject to federal income tax on any income or appreciation with respect to such participant's accounts under the Plans until distributions are made (or deemed to be made) to such participant.

          (c) A participant and the Company will not be subject to federal employment taxes on Company contributions to the Plans, except as set forth below with respect to certain Company contributions to the CODA.

          (d) The Plans will not be subject to federal income tax on the contributions to them by the Company and will not be subject to federal income tax on any of their income or realized gains, assuming that the Plans do not realize any unrelated business taxable income.

          (e) Participation in the Plans will preclude or restrict an employee from making deductible contributions to an Individual Retirement Account ("IRA"), depending on the employee's marital status and adjusted gross income ("AGI") for the year. If an employee or his or her spouse is covered by an employer-maintained retirement plan (such as any of the Plans), an IRA deduction is available only if the participant's AGI does not exceed a phase-out level. For married couples, the phase-out of the IRA deduction begins at $40,000 of AGI and there is no deduction if the participant's AGI exceeds $50,000. The phase-out for single employees is $25,000/$35,000 of AGI. For AGI in the phase-out range, the IRA deduction limit is reduced by the ratio of AGI in excess of $40,000 or $25,000, whichever is applicable, to $10,000. AGI is determined before any IRA deduction, but after any elective deferrals to the CODA. To the extent that the IRA deduction is limited under these provisions, a non-deductible IRA contribution is permitted (in an amount equivalent to the reduction in the deductible IRA amount).

          (f) Subject to the contribution limitations contained in the Plans, the Company will be able to deduct the amounts that it contributes under the Plans, with the amount of such deduction generally equaling the amount of the contributions.

          (g) Distributions from the Plans will be subject to federal income tax under special, complex rules that apply generally to distributions from tax-qualified retirement plans. In general, a single distribution from any of the Plans will be taxable in the year of receipt at regular ordinary income rates (on the full amount of the distribution, exclusive of the amount of the participant's voluntary, non-deductible contributions made to those Plans which previously permitted such contributions) unless the distributee is eligible for and elects (i) to make a qualifying "rollover" of the amount distributed to an IRA or another qualified plan or (ii) to utilize 10-year averaging, 5-year averaging or partial capital gains taxation of the distribution. However, the tax on any portion of a qualifying lump sum distribution represented by "net unrealized appreciation" in Class A or Class B Common Stock distributed shall be deferred until a subsequent sale or taxable disposition of the shares, unless the distributee elects not to have this deferral apply.

          A "lump sum distribution," for purposes of eligibility for deferral of tax on net unrealized appreciation, is defined as a distribution of the employee's entire vested interest under the Plan within one taxable year
     (i) on account of the participant's death or other separation from service or (ii) after the participant has attained age 59 1/2. For purposes of this definition, distributions from the CODA and the Profit Sharing Retirement Plan must be aggregated. For a lump sum distribution to be eligible for 5-year averaging, the participant also must have been a participant in the Plan from which the distribution is made for at least five years prior to the year of distribution and must have attained age 59 1/2 when the distribution is received. Under a special transition rule, an individual who had attained age 50 on January 1, 1986 and who would otherwise be entitled to elect 5-year averaging (without regard to the age 59 1/2 requirement) may instead make a one-time election of 10-year averaging (at 1986 rates) and may elect to have the pre-1974 portion of the distribution taxed at 1986 capital gains rates. The special 5-year or 10-year averaging treatment, as well as partial capital gains treatment, of lump sum distributions is applicable to a lump sum distribution from a Plan only if all other lump sum distributions (whether or not from the same Plan or Plans of a similar type) received during the same taxable year by the participant are treated in the same manner. Hence, for example, if a participant receives a lump sum distribution from the CODA, the Profit Sharing Retirement Plan and the Employee Stock Ownership Plan in the same taxable year, he or she could not elect to use 5-year or 10-year averaging on the CODA and Profit Sharing Retirement Plan distributions while electing a rollover to an IRA of the distribution from the Employee Stock Ownership Plan.

          "Early" distributions from the Plans will result in an additional 10% tax on the taxable portion of the distribution, except to the extent the distribution (i) is rolled over to an IRA or other qualified plan or (ii) is used for deductible medical expenses. "Early" distributions are in-service distributions (i.e., prior to termination of employment) prior to the date the participant attains age 59 1/2 unless due to the permanent disability of the participant and distributions made following termination of service unless due to the death of the participant or made to a participant who terminated employment during or after the calendar year the participant attained the age of 55.

          (h) A participant (or his or her spouse in the event of the participant's death) who (i) receives a distribution from the Plans (other than certain mandatory distributions after age 70 1/2) and (ii) wishes to defer immediate tax upon receipt of such distribution, may transfer (i.e., "rollover") all or a portion thereof, exclusive of the amount of the participant's voluntary non-deductible contributions (made to those Plans which previously permitted the participant to make voluntary non-deductible contributions) received in the distribution, to either an IRA or, in the case of a participant, another qualified retirement plan. To be effective, the "rollover" must be completed within 60 days of receipt of the distribution. Alternatively, the participant or spouse may request a direct rollover from the Plans to an IRA or, in the case of a participant, to another qualified retirement plan.

          A participant (or his or her spouse) who does not arrange a direct rollover to an IRA or another qualified plan will be subject to mandatory federal income tax withholding at a rate of 20% of the taxable distribution, even if the participant or spouse later makes a rollover within the 60-day period.

          A participant (or his or her spouse) who makes a valid "rollover" to an IRA will defer payment of federal income tax until such time as such participant (or his or her spouse) actually begins to receive distributions from the IRA. IRA earnings accumulate on a tax-deferred basis until actually distributed; however, IRA funds may not be withdrawn without penalty until a participant (or his or her spouse) (i) attains the age of 59 1/2, (ii) becomes disabled or (iii) dies. The Code requires that distributions from an IRA or a qualified retirement plan begin not later than April 1 of the taxable year following the year in which an individual attains the age of 70 1/2, at which time periodic distributions may continue for the participant's lifetime or for the lifetime of the participant and the participant's spouse.

          (i) The Code imposes a 15% excise tax on "excess distributions" to an individual from all qualified retirement plans and IRAs (whether or not plans of the same employer). In general, an "excess distribution" is a distribution or distributions in excess of $112,500 in any calendar year (adjusted for cost-of-living increases). For 1997, the limit is $160,000. This limit is increased to $562,500 (also adjusted for cost-of-living) in the case of a lump sum distribution as to which a qualified recipient elects 5-year or 10-year averaging treatment. For 1997, the limit is $800,000. Also, an individual was entitled to elect on his or her 1988 federal income tax return to exclude benefits accrued as of August 1, 1986, but these benefits are considered in determining whether additional accrued benefits are subject to the tax. The excise tax on excess distributions is suspended (i.e., does not apply) to distributions made during 1997, 1998 or 1999.

     In addition to the federal income tax consequences applicable to all of the Plans, the Deferred Fund of the CODA is intended to be a qualified "cash or deferred arrangement" under Section 401(k) of the Code. A participant in the CODA who elects to defer a portion of his or her compensation and have the Company contribute it to the CODA will not be subject to federal income tax on the amounts contributed at the time the contributions are made. However, these contributions will be subject to social security taxes and certain federal unemployment taxes. Elective deferrals by a participant to his or her CODA account is limited to $7,000 annually (adjusted for cost-of-living). This annual limit applies on an employee-by-employee basis to all 401(k) plans (including plans of other employers) in which the employee participates. For calendar year 1997, the adjusted limit is $9,500.

     Generally, the Company will be able to deduct the amounts that it contributes to the CODA pursuant to employee elections to defer a portion of their compensation, as well as any matching or additional Company contributions it makes to the Deferred Fund. The deduction will be equal to the amount of contributions made.

     With respect to loans from the CODA commencing after December 31, 1986, any interest paid by the participant will not be deductible, regardless of the purpose of the loan or use of the loan proceeds. Moreover, interest paid on any loan from any of the Plans by a "key employee," as defined in Section 416(i) of the Code, will not be deductible.


     The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all of the tax consequences of participation in the Plans. The Company is not making any representation as to the tax consequences to any participant from participation in the Plans. Accordingly, participants should consult their own tax advisors with respect to all federal, state and local tax effects of participation in the Plans. Moreover, the Company does not represent that the foregoing tax consequences will apply to any particular participant's specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax-qualified status of the Plans.


SYNTONIC SAVINGS PLAN

     The Syntonic Savings Plan became effective January 1, 1986. The Syntonic Savings Plan permits participants to direct that a portion of their account balances be invested in a Company Stock Fund under rules established by Syntonic.

  Eligibility and Participation

     Generally, all employees (other than temporary employees and employees covered under a collective bargaining agreement) who have completed 1,000 hours of service during one of the 12-month computational periods are eligible to participate. As of December 31, 1996, there were approximately 360 participants in the Syntonic Savings Plan.

  Contributions and Allocations

     The Syntonic Savings Plan permits a participant to elect to defer a portion of such participant's compensation and to have such amount contributed on a pre-tax basis by Syntonic to the participant's account in the Syntonic Savings Plan.

     Amounts deferred by participants as pre-tax contributions under Section 401(k) of the Code and rollovers from qualified plans totaled approximately $1,138,000 for the Plan Year ended December 31, 1996. The maximum amount a participant may defer as a pre-tax contribution each year is determined by Syntonic so as to satisfy certain tests imposed under the Code, but in no event may exceed $9,500 in 1997, which amount is adjusted for cost-of-living under rules prescribed by the Secretary of the Treasury. In addition to amounts deferred or contributed by participants, Syntonic may make a matching contribution to the accounts of participants who have elected to make pre-tax contributions under Section 401(k) of the Code to the Syntonic Savings Plan. In addition, Syntonic may, but is not required to, make a discretionary profit sharing contribution to the accounts of participants who complete 1,000 or more hours of service during the Plan Year and are employed on the last day of the Plan Year. For the Plan Year ended December 31, 1996, Syntonic contributed 50% of each participant's pre-tax contributions to the extent those pre-tax contributions did not exceed 4% of the participant's compensation. The amount of matching contributions made by Syntonic for the Plan Year ended December 31, 1996 was $223,000. No discretionary profit sharing contribution was made by Syntonic for the Plan Year ended December 31, 1996.

     Syntonic's contributions to the Syntonic Savings Plan are made by the due date (including extensions) for the Company's federal income tax return for the applicable year except contributions arising from participant's pre-tax contributions, which must be made within 30 days of the date the participant otherwise would have received the deferred amount. Syntonic's practice has been to make matching contributions monthly.

     A participant's pre-tax contributions to the Syntonic Savings Plan will not reduce his or her compensation for purposes of receiving allocations of any profit sharing contributions under the Syntonic Savings Plan.

     An eligible employee may transfer a rollover contribution from another qualified retirement plan to the trust fund maintained for the Syntonic Savings Plan pursuant to applicable regulations and procedures established by Syntonic.

  Investment of Funds

     The Syntonic Savings Plan currently permits participants to direct investment of their account balances among nine Vanguard Mutual Funds and the Company Stock Fund. The Vanguard funds offered are: Money Market
Reserves -- Prime Portfolio, GNMA Portfolio, Index Trust-500 Portfolio, Short-Term Federal Portfolio, Wellesley Income Fund, International Growth Portfolio, Long-Term Corporate Portfolio, Wellington Fund and Windsor II Fund. The performance tables for the first six funds and the Company Stock Fund can be found at pages 19 and 20. See "Employee Benefit Plans -- CODA." The following table summarizes, as of the dates indicated, the investment performance of the latter three funds for the last five years.

                         LONG-TERM CORPORATE PORTFOLIO

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1992..............................................  $100.00
December 31, 1993..............................................   114.50                14.5
December 31, 1994..............................................   108.43                -5.3
December 31, 1995..............................................   137.06                26.4
December 31, 1996..............................................   138.70                 1.2

                                WELLINGTON FUND

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1992..............................................  $100.00
December 31, 1993..............................................   113.50                13.5
December 31, 1994..............................................   112.93                -0.5
December 31, 1995..............................................   150.09                32.9
December 31, 1996..............................................   174.40                16.2

                                WINDSOR II FUND

                                                                                      PERCENT
                                                                  UNIT           INCREASE/DECREASE
                        VALUATION AS OF                           VALUE              FOR YEAR
---------------------------------------------------------------  -------         -----------------
December 31, 1992..............................................  $100.00
December 31, 1993..............................................   113.60                13.6
December 31, 1994..............................................   112.24                -1.2
December 31, 1995..............................................   155.78                38.8
December 31, 1996..............................................   193.48                24.2

     Participants may elect at such time, in such manner and subject to such restrictions as Syntonic may specify, to have contributions (other than discretionary profit sharing contributions) allocated or apportioned among the different investment alternatives. Separate accounts are established for each investment alternative selected by a participant and each such account is valued separately. Syntonic, in its sole discretion, may permit participants to transfer amounts from one investment alternative to one or more other investment alternatives at such time, in such manner and subject to such restrictions as Syntonic may specify. No commissions are payable with respect to acquisitions or dispositions of Vanguard fund shares.

     Pre-tax contributions made under Section 401(k) of the Code invested by participants in the Company Stock Fund may be exchanged into other investment choices only on a Trade Date. Syntonic's matching contributions that are invested by participants in the Company Stock Fund may not be exchanged for another investment alternative. Discretionary profit sharing contributions, if any, made by Syntonic are currently intended to be invested in the Company Stock Fund, which contributions may not be exchanged for another investment alternative. Balances from Vanguard investments may not be exchanged into the Company Stock Fund. It is the current policy of Syntonic to keep all amounts in the Company Stock Fund invested in Class A Common Stock, except for estimated cash reserves which are primarily used to provide future benefit distributions, future investment exchanges and other cash needs. Residual cash remaining after accounting for estimated cash reserves generally will be used to purchase Class A Common Stock. Cash contributions that are to be invested in the Company Stock Fund are initially invested in the Vanguard Money Market Reserves -- Prime Portfolio until shortly before each Trade Date. If cash reserves in the Company Stock Fund are insufficient at any time to provide benefit distributions and/or investment exchanges, shares held by the Company Stock Fund will be offered to the Company for purchase. If the Company declines to purchase the shares, the shares may be offered for sale in the Limited Market. Exchanges out of the Company Stock Fund may be deferred until such time, if ever, that sufficient cash is available to make required benefit distributions and provide for investment exchanges. Accordingly, investment exchanges of participants' investments held in the Company Stock Fund may be restricted. See "Market Information -- The Limited Market" and "Risk Factors -- Absence of a Public Market."

  Vesting

     Under the Syntonic Savings Plan as currently in effect, each participant is, at all times, 100% vested in his or her pre-tax contributions account. Accounts containing employer matching contributions and profit sharing contributions vest 20% per year of service, as defined in the Syntonic Savings Plan. A participant's interest in such accounts also becomes fully vested upon attaining age 65, upon permanent disability or death of the participant.

  Loans

     Loans are available from a participant's account in the Syntonic Savings Plan in an amount up to the lesser of $50,000 (reduced by the highest value of any outstanding loan balance in the preceding 12 months) or 50% of a participant's vested account balance. Loans are limited to specified hardships as approved by Syntonic. The minimum loan amount is $1,000 and only one loan may be outstanding at any time. A loan processing fee of $100 is charged for each loan. Loans are funded from the investment funds designated by the participant, but a participant may not borrow from the Company Stock Fund or more than 75% of a participant's Equity Fund balance. Loans must (i) bear a reasonable rate of interest, (ii) be adequately secured by the participant's account(s) balance,
(iii) state the date upon which the loan must be repaid, which in any event may not exceed five years from the date the loan is made, unless the proceeds are used to acquire a principal residence and (iv) be amortized with level payments, made not less frequently than quarterly, over the term of the loan. Loans must be repaid through payroll deductions. If a participant's employment terminates for any reason when the participant has an outstanding loan balance, the unpaid loan balance will be taken from the participant's account and treated as a distribution to the participant. Principal and interest payments on the loan are allocated to the participant's account(s) in accordance with the current investment choices of the participant.

  Distributions and Withdrawals

     If a participant's employment with Syntonic terminates on or after the date on which the participant attains retirement age (65, or 55 with 5 years of service), the participant is entitled to receive a single distribution of his or her entire interest in his or her retirement account(s) as soon as practicable following the date of such termination. In the event a participant dies while employed by Syntonic, Syntonic will direct the

Trustee to make a single distribution of the participant's entire interest in his or her account(s) to the participant's spouse. Alternatively, if such spouse has given proper consent or if the participant has no spouse, Syntonic will direct the Trustee to make a single distribution of the deceased participant's entire interest to the Beneficiary designated by the participant. In the event Syntonic determines that the participant has suffered a permanent disability while employed by Syntonic, Syntonic will direct the Trustee to make a single distribution of the participant's entire interest in his or her account(s) to the disabled participant.

     If a participant's employment with Syntonic terminates, other than by reason of permanent disability or death, prior to the date on which the participant attains retirement age, the participant's entire interest in his or her pre-tax contributions account and vested interest in the matching contribution and profit sharing account(s) generally will be paid in a single distribution as soon as practicable following the date of such termination. If his or her vested interest is more than $3,500, the participant may elect to defer distribution of his or her account(s), but not beyond retirement age, until any time following his or her termination of employment but not later than age 70 1/2.

     If a participant who was only partially vested in his or her matching contribution or profit sharing account is reemployed before having five consecutive Breaks in Service, he or she may reinstate his or her account, including the nonvested portion which was previously forfeited, by repaying the amount distributed to him or her from such account before the earlier of (i) the date he or she incurs five consecutive Breaks in Service following the date of distribution or (ii) five years following reemployment. Except in the case of qualifying hardship, no withdrawals may be made from a participant's account(s) prior to his or her termination of employment unless and until he or she attains the age of 59 1/2. Any withdrawals made after age 59 1/2 and any hardship withdrawals may be made only once in any 12-month period. In the absence of a qualified domestic relations order to the contrary, a participant's interest in the Syntonic Savings Plan may not be voluntarily or involuntarily assigned or hypothecated, except for the purpose of qualified loans. Syntonic has established procedures for hardship withdrawals, including (i) definition of qualifying hardships, (ii) requirements for having received the maximum loans available under all plans maintained by an Affiliated Company, and (iii) requirement for a 12-month suspension from making elective after-tax deferrals into the Syntonic Savings Plan following the hardship withdrawal.

  Additional Provisions of the Syntonic Savings Plan

     The Syntonic Savings Plan contains provisions similar to the Profit Sharing Retirement Plan, Employee Stock Ownership Plan and CODA with respect to Contribution Limitations, Pass-Through Voting and Tendering of Class A Common Stock, Account Statements, Amendment and Termination. In addition, the description of "ERISA" and "Federal Income Tax Consequences" applicable to the Profit Sharing Retirement Plan, Employee Stock Ownership Plan and CODA applies equally to the Syntonic Savings Plan. See "Employee Benefit Plans -- General Provisions of the Profit Sharing Retirement Plan, Employee Stock Ownership Plan and CODA."

     The Plan Administrator of the Syntonic Savings Plan is Syntonic, and the trustee of the Syntonic Savings Plan is State Street Bank and Trust Company. The committee which is delegated specified duties in connection with the administration of the Syntonic Savings Plan has three members who are M.W. Tobriner whose address is Science Applications International Corporation, 1710 Goodridge Drive, McLean, VA 22102, and N. Martin and J. Worthington whose address is Syntonic Technology, Inc., 7611 Derry Street, Harrisburg, PA 17111. The members of the committee receive no compensation from the Syntonic Savings Plan for services rendered in connection therewith. Syntonic has entered into an agreement with Vanguard, pursuant to which Vanguard performs specified administrative services for the Syntonic Savings Plan, principally related to accounting and recordkeeping. Vanguard's fees for these administrative services are paid by Syntonic.

BONUS COMPENSATION PLAN

  General

     The Company's Bonus Compensation Plan became effective on February 1, 1984 and was approved by the stockholders of the Company at the 1984 Annual Meeting of Stockholders. The Bonus Compensation Plan was amended and restated in its current form on April 2, 1991. The Plan provides for the distribution of bonuses in cash, shares of Class A Common Stock or both. The Bonus Compensation Plan is not subject to ERISA and is not intended to be qualified under Section 401(a) of the Code.

  Eligibility and Participation

     All officers, directors and employees of the Company are eligible to participate in and receive bonuses under the Bonus Compensation Plan.

  Awards

     Each year the Company establishes a bonus pool which is currently limited to seven percent of aggregate compensation paid or accrued by the Company for all persons eligible to receive bonuses under the Bonus Compensation Plan. Awards under the Bonus Compensation Plan are generally made based upon the employee obtaining or achieving performance criteria. Awards of bonuses may be made in cash or shares of Class A Common Stock or a combination of cash and shares and are made upon the recommendation of group managers or the Chief Executive Officer of the Company, at the discretion of the committee administering the Bonus Compensation Plan (the "Bonus Compensation Committee"). Awards of bonuses pursuant to the Bonus Compensation Plan are generally distributed after the end of the fiscal year to which the bonus relates. Pursuant to the Certificate of Incorporation, all shares of Class A Common Stock awarded under the Bonus Compensation Plan are subject to the Company's right of first refusal and the Company's right of repurchase upon termination of employment or affiliation (except that qualified retiring employees may elect to have the Company defer its repurchase rights for five years). See "Description of Capital Stock -- Common Stock -- Restrictions on Class A Common Stock." Awards of shares of Class A Common Stock may also be subject to forfeiture, in whole or in part, in the event of the termination of the recipient's employment or affiliation with the Company prior to the expiration of certain vesting periods, as determined by the Bonus Compensation Committee.

     The Bonus Compensation Plan also provides for the award of special bonuses ("Spot Bonuses") to reward extraordinary effort or special achievement. Spot Bonuses may be awarded and distributed to eligible persons at any time, in cash, up to a maximum of $1,000, by a group manager or by the President of the Company. Individual awards, other than Spot Bonuses, generally range in an amount from one week's salary to 25% of a recipient's annual salary, based upon the recipient's position with the Company; however, the Bonus Compensation Plan does not provide for a maximum or minimum number of shares of Class A Common Stock or an amount of cash which may be awarded to any recipient.

     Pursuant to the Bonus Compensation Plan, bonuses to members of the Bonus Compensation Committee (other than the Chief Executive Officer of the Company) must be approved by the Chief Executive Officer and bonuses to the Chief Executive Officer must be approved by the Board of Directors and the Compensation Committee of the Board of Directors. Members of the Bonus Compensation Committee are ineligible to receive awards of Class A Common Stock while serving on the Bonus Compensation Committee. For services rendered during the fiscal year ended January 31, 1997, a total of 10,097 individuals received an aggregate of approximately $18,744,880 in cash bonuses and 581,110 shares of Class A Common Stock.

  Federal Income Tax Consequences

     Awards under the Bonus Compensation Plan of cash bonuses and shares of Class A Common Stock that are not subject to forfeiture are taxable as ordinary income to the recipient in the year received. Awards of shares of Class A Common Stock that are subject to forfeiture will not be recognized for federal income tax purposes by the recipient at the time such awards are made, unless the recipient makes an election, as discussed below, to recognize the award as income at the time received.

     The recipient of shares of Class A Common Stock that are subject to forfeiture will recognize income at the time all or a portion of the award becomes nonforfeitable to the extent of the value of such nonforfeitable shares at such time. Such recipient may, however, elect to recognize, for federal income tax purposes, the value of an award of shares of Class A Common Stock on the date such shares are received, even though the shares remain subject to forfeiture at that time. The election must be made within 30 days after the award of shares.

     If such an election is made, future appreciation in the value of the shares of Class A Common Stock will not be treated as taxable compensation. However, if the shares are forfeited after the taxable year in which such election is made, no deduction will be allowed to the recipient. The Company is entitled to a deduction at the time the recipient recognizes the award (or a portion thereof) as taxable income in an amount equal to the amount recognized by the recipient as taxable income.

     The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all of the tax consequences of participation in the Bonus Compensation Plan. Accordingly, recipients of awards under the Bonus Compensation Plan should consult their own tax advisors with respect to all federal, state and local tax effects of participation in the Bonus Compensation Plan. Moreover, the Company does not represent that the foregoing tax consequences will apply to any particular recipient's specific circumstances.

  Amendment and Termination

     The Bonus Compensation Plan may at any time be amended or terminated, either by the Company's stockholders or by the Board of Directors, except that no amendment or termination of the Bonus Compensation Plan may, without a recipient's consent, affect any bonus award previously made to such recipient.

  Administration

     The Bonus Compensation Plan is administered by the Bonus Compensation Committee, whose members consist of two or more directors. The members of the Bonus Compensation Committee are appointed by and serve at the discretion of the Company's Board of Directors. Members of the Bonus Compensation Committee receive no compensation from the Bonus Compensation Plan for services rendered in connection therewith. The current members of the Bonus Compensation Committee are M.E. Trout and J.B. Wiesler. The address of each such person is Science Applications International Corporation, 10260 Campus Point Drive, San Diego, CA 92121.

STOCK COMPENSATION PLANS

  General

     The Company maintains the Stock Compensation Plan and the Management Stock Compensation Plan. In connection with the Stock Compensation Plans, the Company entered into a trust agreement ("Trust Agreement") with State Street Bank and Trust Company, as Trustee, establishing a trust ("Trust") which will hold the accounts of participants under the Stock Compensation Plans.

  Eligibility, Participation and Awards

     All officers and employees of the Company (including directors who are employees of the Company) are eligible to receive awards under the Stock Compensation Plans. However, only a select group of management and highly compensated senior employees are eligible to receive awards under the Management Stock Compensation Plan. It is intended that the participants of the Management Stock Compensation Plan be limited to individuals that would permit the plan to be treated as a "top hat" plan under applicable Internal Revenue Service and Department of Labor regulations.

     Each year the Company will establish a discretionary stock compensation award pool. Awards under the Stock Compensation Plans will generally be made upon the employee attaining or achieving performance criteria. Awards under the Stock Compensation Plans will be determined by the Awarding Authority, which is an individual or individuals to be appointed by the Board of Directors of the Company. M.E. Trout and J.B. Wiesler are the Awarding Authority for those senior employees who are subject to the reporting requirements under Section 16 of the Exchange Act ("Section 16"). J.R. Beyster is the Awarding Authority for those senior employees who are not subject to the reporting requirements of Section
16. The address of J.R. Beyster, M.E. Trout and J.B. Wiesler is Science Applications International Corporation, 10260 Campus Point Drive, San Diego, CA 92121.

     Awards will be made in Share Units, as defined in the Stock Compensation Plans. Each Share Unit generally corresponds to one share of Class A Common Stock of the Company, but the employee receiving an award of Share Units will not have a direct ownership interest in the shares of Class A Common Stock represented by the Share Units. The Company will contribute to the Trust either shares of Class A Common Stock or cash with which the Trustee will purchase Class A Common Stock, corresponding to the Share Units awarded under the Stock Compensation Plans. Each employee receiving an award of Share Units will have an account established on his or her behalf in the Trust credited with the shares of Class A Common Stock allocated to the account based on the award of Share Units.

     Each account established in the Trust under the Stock Compensation Plans will be subject to a vesting schedule not to exceed seven years, established by the Awarding Authority. It is contemplated that the vesting schedule will generally provide for vesting at the rate of one-third at the end of each of the fifth, sixth and seventh years following the date of the award. Unvested portions of the account will be forfeited in the event of termination of employment for whatever reason (other than death) prior to full vesting of the account. Any forfeited account balances may be returned to the Company or reallocated to other participants as determined by the Company.

     Distribution of vested account balances will occur at the end of the seven-year vesting period (or upon termination of employment, if earlier). However, employees may elect, within 90 days of the date of the award, to receive distribution of the account as it becomes vested or, alternatively, in the case of the Management Stock Compensation Plan, to defer distribution until termination of employment.

  Provisions Relating to the Trust

     Although administered under a single Trust Agreement, each of the Stock Compensation Plans is a separate plan, and the accounts of each of the Stock Compensation Plans are maintained under a separate sub-trust with the Trustee. The assets of the sub-trust established for each of the Stock Compensation Plans are not available to pay benefits or satisfy liabilities of the other Plan.

     The Trust is a so-called "grantor" trust or "rabbi" trust. The assets of the Trust are available to satisfy the creditors of the Company in the event of the bankruptcy or insolvency of the Company. Accordingly, participants in the Stock Compensation Plans have no direct right to obtain shares of Class A Common Stock or other assets held in the Trust in the event of such insolvency or bankruptcy and also have no direct rights against the Company for their benefits. Rather, participants have the limited rights of a general creditor (along with other general creditors of the Company) whose only recourse is against the assets of the Company, including the assets of the Trust. The assets of the Trust are not guaranteed or insured by any party, including the Company.

     The shares of Class A Common Stock held in the Trust are voted in the same proportion as the other stockholders of the Company vote their shares of Class A Common Stock and Class B Common Stock. In the event of a tender offer for the Class A Common Stock and Class B Common Stock, the Trust Agreement calls for the Trustee to tender the shares of Class A Common Stock held in the Trust if more than 50% of the shares of Class A Common Stock and Class B Common Stock held outside the Trust are tendered by the stockholders of the Company.

  Federal Income Tax Consequences

     Because awards under the Stock Compensation Plans are represented only by an interest in the Trust, and because the Trust is intended to be a so-called "grantor" trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code (by virtue of the fact that the assets of the Trust are available to satisfy the creditors of the Company in the event of the Company's bankruptcy or insolvency), the participants in the Stock Compensation Plans should not be considered to have taxable income until their accounts are distributed or made available to them under the terms of the Stock Compensation Plans. This tax treatment is consistent with a series of private letter rulings issued by the Internal Revenue Service with respect to so-called "rabbi" trusts, including a private letter ruling issued in 1992 with respect to a rabbi trust designed to invest primarily or exclusively in employer stock. Although the Company believes that the analysis contained in these private letter rulings applies to the Stock Compensation Plans, the Stock Compensation Plans are not identical to the plans considered in the rulings, and, moreover, private letter rulings apply only to the taxpayer who requests and receives the ruling. Because the Company is not applying for a ruling on behalf of the Stock Compensation Plans, there can be no definite assurance that the above-described tax treatment will apply. The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all of the tax consequences of participation in the Stock Compensation Plans. Accordingly, participants should consult their own tax advisors with respect to all federal, state and local tax effects of participation in the Stock Compensation Plans. Moreover, the Company does not represent that the foregoing tax consequences will apply to any particular participant's specific circumstances or will continue to apply in the future.

  ERISA

     It is intended that the Management Stock Compensation Plan be exempt from the reporting and disclosure, participation and vesting, funding and fiduciary responsibility provisions of ERISA as a plan "which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" (a so-called "top hat" plan). The Department of Labor issued an opinion letter in 1992 indicating that a rabbi trust established to be invested primarily in stock of the employer would not cause the related plan to be "funded." Hence, the related plan was entitled to rely on the top hat exemption.

     It is intended that the Stock Compensation Plan be exempt from ERISA because it is not a plan which is designed to provide retirement income to employees or which results in the deferral of income by employees for periods extending to the termination of employment or beyond. Although the Company believes these ERISA exemptions are available to the Stock Compensation Plans, no Department of Labor opinion is being sought and no assurances can be made that the ERISA exemptions will apply or continue to apply.

  Amendments and Termination

     The Board of Directors may amend or terminate the Stock Compensation Plans for any reason, including, but not limited to, adverse changes in accounting rules or tax laws or the bankruptcy, receivership or dissolution of the Company. In the event of amendment or termination, benefits will either be paid out when due under the terms of the Stock Compensation Plans or paid out as soon as practicable as determined by the Stock Compensation Plans Committee in its sole discretion.

  Administration

     The day-to-day administration of the Stock Compensation Plans is provided by the Stock Compensation Plans Committee appointed by the Board of Directors of the Company. D.W. Baldwin, S.P. Fisher and W. Reed are the current members of the Stock Compensation Plans Committee. The address of each such person is Science Applications International Corporation, 10260 Campus Point Drive, San Diego, CA 92121 except for Mr. Reed whose address is Science Applications International Corporation, c/o Bell Communications Research, Inc., 445 South Street, Morristown, NJ 07960. Members of the Committee are eligible to receive awards under the Stock Compensation Plans.

KEY EXECUTIVE STOCK DEFERRAL PLAN

     Effective January 4, 1996, the Company adopted the Key Executive Stock Deferral Plan (the "Stock Deferral Plan"). In connection with the Stock Deferral Plan, the Company entered into a trust agreement with State Street Bank and Trust Company, as Trustee, establishing a trust which will hold the accounts of participants in the Stock Deferral Plan and which is substantially identical in its terms with the Trust established under the Stock Compensation Plans. See "Employee Benefit Plans -- Stock Compensation Plans."

     The provisions of the Stock Deferral Plan relating to the trust established under the Stock Deferral Plan, and the description of the Federal Income Tax Consequences, Amendment and Termination and Administration are substantially the same as those described above for the Stock Compensation Plans. See "Employee Benefit Plans -- Stock Compensation Plans."

     Eligibility under the Stock Deferral Plan is limited to directors of the Company and certain key executives as determined by the Deferral Authority under the Plan. Eligible participants may defer up to 100% of bonuses and director fees, if applicable. Similar to the Stock Compensation Plans, a participant's interest in the trust established under the Stock Deferral Plan will be in the form of Share Units and will be subject to a vesting schedule to the extent the deferred bonus would have been subject to a vesting schedule under the Bonus Compensation Plan.

     Distribution of a participant's interest in the trust established under the Stock Deferral Plan will be made in a lump sum upon termination of affiliation or employment, except that a participant may elect five- or ten-year installment payments for distributions following his or her retirement date. All distributions will be made in shares of Class A Common Stock, unless the Committee determines that such distribution would be impossible or would create adverse impact on the Company.

     It is intended that the Stock Deferral Plan be exempt from the reporting and disclosure, participation and vesting, funding and fiduciary responsibility provisions of ERISA as a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The treatment of the Stock Deferral Plan is intended to be similar to the Management Stock Compensation Plan. See "Employee Benefit Plans -- Stock Compensation Plans -- ERISA."

STOCK PURCHASE PLAN

  General

     The Stock Purchase Plan was approved by the stockholders of the Company at the 1995 Annual Meeting of Stockholders and became effective on July 14, 1995. The Stock Purchase Plan is intended to qualify under Section 423(b) of the Code. The Stock Purchase Plan provides for the purchase of Class A Common Stock by participating employees through voluntary payroll deductions. At each Trade Date, the Trustee purchases for the account of each participant that whole number of shares of Class A Common Stock which may be acquired from the funds available in the participant's stock purchase account, together with the Company's 10% contribution described below. The Stock Purchase Plan is not subject to ERISA.

  Eligibility

     Generally, all of the Company's employees are eligible to participate in the Stock Purchase Plan, except for employees in non-participating subsidiaries. No employee, however, who owns capital stock of the Company having more than 5% of the voting power or value of such capital stock will be able to participate. An employee's eligibility to participate in the Stock Purchase Plan will terminate immediately upon termination of employment with the Company.

     Employees may participate in the Stock Purchase Plan by completing a payroll deduction authorization form and providing it to the designated officials of the Company. The minimum payroll deduction allowed is 3% of compensation and the maximum allowable deduction is 10% of compensation. Further, no employee is entitled to purchase an amount of Class A Common Stock having a fair market value (measured as of its purchase date) in excess of $25,000 in any calendar year pursuant to the Stock Purchase Plan and any other employee stock purchase plan that may be adopted by the Company.

  Purchase of Shares

     Shares of Class A Common Stock purchased under the Stock Purchase Plan may be acquired in the Limited Market or purchased from the Company out of its authorized but unissued shares. See "Market Information -- The Limited Market" and "Risk Factors -- Absence of a Public Market." A maximum of 1,500,000 shares of Class A Common Stock (subject to adjustment in the event of a change in the capitalization of the Company effected without receipt of consideration by the Company) has been authorized for issuance by the Company as newly issued shares under the Stock Purchase Plan. For the fiscal year ended January 31, 1997, 396,745 shares of Class A Common Stock were purchased for the accounts of 2,743 participants in the Stock Purchase Plan.

     The purchase price to be paid for the shares of Class A Common Stock acquired for the accounts of participants will be the prevailing Formula Price. Of this amount, 90% is currently being paid out of the funds contributed by the participant and 10% is currently being paid by the Company. Under the Stock Purchase Plan, the Company's contribution to the purchase price may range from 0% to 15%, as determined by the Stock Purchase Committee from time to time.

  Distribution and Withdrawals

     Shares of Class A Common Stock acquired under the Stock Purchase Plan will be distributed to each participant prior to any record date established by the Company for a stockholder vote and in the interim will be held by the Trustee for the account of such participant.

     Pursuant to the Certificate of Incorporation, all shares of Class A Common Stock purchased pursuant to the Stock Purchase Plan will be subject to the Company's right of repurchase upon the participant's termination of employment or affiliation with the Company (except that qualified retiring employees may elect to have the Company defer its repurchase rights for five years) at the then prevailing Formula Price in the case of shares held by the participant directly, and at the Formula Price in effect at the time of the distribution of shares out of the Stock Purchase Plan in the case of shares held by the Trustee for the benefit of the participant. All such shares will also be subject to the Company's right of first refusal in the event the participant desires to sell such shares other than in the Limited Market. See "Description of Capital
Stock -- Common Stock -- Restrictions on Class A Common Stock."

     Participants may withdraw from the Stock Purchase Plan and receive the money held in their stock purchase accounts at any time prior to the acquisition of shares of Class A Common Stock therewith. A participant who has withdrawn will not be eligible to participate in the Stock Purchase Plan until the following Plan Year after such withdrawal. No interest will be paid on the money held in the stock purchase accounts of the participants unless required by law.

  Amendment and Termination

     The Board of Directors of the Company may suspend or amend the Stock Purchase Plan in any respect, except that no amendment may (i) increase the maximum number of shares authorized to be issued by the Company under the Plan or (ii) deny to participating employees the right at any time to withdraw from the Stock Purchase Plan and thereupon obtain all amounts then due to their credit in their stock purchase accounts. The Stock Purchase Plan will terminate on July 31, 1998.

  Administration

     The Stock Purchase Plan is administered by the Company's Stock Purchase Plan Committee (the "Stock Purchase Committee"), whose members are appointed by and serve at the discretion of the Company's Board of Directors. Members of the Stock Purchase Committee receive no compensation from the

Stock Purchase Plan for services rendered in connection therewith. The current members of the Stock Purchase Committee are A.M. Jenings, W. Reed and W.A. Roper, Jr. The address for Mr. Roper is Science Applications International Corporation, 10260 Campus Point Drive, San Diego, CA 92121, the address for Ms. Jenings is Science Applications International Corporation, 6021 South Syracuse Way, Denver, CO 80111 and the address for Mr. Reed is Science Applications International Corporation, c/o Bell Communications Research, Inc., 445 South Street, Morristown, NJ 07960. Members of the Stock Purchase Committee are eligible to participate in the Stock Purchase Plan.

  Trustee

     The Trustee of the Stock Purchase Plan is the Company.

  Federal Income Tax Consequences

     For federal income tax purposes, no taxable income will be recognized by a participant in the Stock Purchase Plan until the taxable year of sale or other disposition of the shares of Class A Common Stock acquired under the Plan. When the shares are disposed of by a participant two years or more from the date such shares were purchased for the participant's account by the Trustee, the participant must recognize ordinary income for the taxable year of disposition to the extent of the lesser of (i) the excess of the fair market value of the shares on the purchase date over the amount of the purchase price paid by the participant (the "Discount") or (ii) the amount by which the fair market value of the shares at disposition or death exceeds the purchase price, with any gain in excess of such ordinary income amount being treated as a long-term capital gain, assuming that the shares are a capital asset in the hands of the participant. In the event of a participant's death while owning shares acquired under the Stock Purchase Plan, ordinary income must be recognized in the year of death in the amount specified in the foregoing sentence. When the shares are disposed of prior to the expiration of the two-year holding period (a "disqualifying disposition"), the participant must recognize ordinary income in the amount of the Discount, even if the disposition is by gift or is at a loss.

     In the cases discussed above (other than death), the amount of ordinary income recognized by a participant is added to the purchase price paid by the participant and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares.

     Net capital gains are presently taxed at a maximum federal income tax rate of 28%, compared to a maximum rate of 39.6% for ordinary income. However, limitations on itemized deductions and the phaseout of personal exemptions may result in effective marginal tax rates higher than 28% for net capital gains and 39.6% for ordinary income.

     The Company will not be entitled to a deduction at any time for the shares issued pursuant to the Stock Purchase Plan if a participant holding such shares continues to hold his or her shares or disposes of his or her shares after the required two-year holding period or dies while holding such shares. If, however, a participant disposes of such shares prior to the expiration of the two-year holding period, the Company is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such participant for the taxable year as a result of the early disposition of the shares.

     The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all of the tax consequences of participation in the Stock Purchase Plan. Accordingly, participants should consult their own tax advisors with respect to all federal, state and local tax effects of participation in the Stock Purchase Plan. Moreover, the Company does not represent that the foregoing tax consequences will apply to any participant's specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax-qualified status of the Stock Purchase Plan.

STOCK OPTION PLANS

1982 STOCK OPTION PLAN

  General

     The 1982 Stock Option Plan was approved by the Company's Board of Directors in March 1982 and by the stockholders of the Company at the 1982 Annual Meeting of Stockholders and was amended by the Board of Directors in April 1987, which amendments were approved by the stockholders in June 1987 (as so amended, the "1982 Option Plan"). The 1982 Option Plan authorized the granting of both incentive stock options ("ISOs") and non-qualified stock options with respect to an aggregate of 22,500,000 shares of capital stock. Commencing in September 1987, it has been the practice of the Company to grant only non-qualified stock options due primarily to the favorable tax benefits received by the Company upon the exercise of such options. See "General Provisions of the Stock Option
Plans -- Federal Income Tax Consequences."

     As of April 11, 1997, the Company had 131,449 shares of Class A Common Stock reserved for issuance upon exercise of non-qualified stock options previously granted under the 1982 Option Plan; no ISOs are outstanding. The 1982 Option Plan terminated on June 10, 1992, and no additional options may be granted. The 1982 Option Plan is not subject to ERISA and is not intended to be qualified under Section 401(a) of the Code.

     The exercise price of options granted under the 1982 Option Plan is determined by the Stock Option Committee and may not be less than 100% of the fair market value of the capital stock on the date of grant. Upon the exercise of an option, the exercise price is fully payable, in whole or in part, in cash or in shares of capital stock valued at the Formula Price on the date of exercise. Any withholding required as a result of the exercise of a non-qualified option may, at the discretion of the Stock Option Committee, be satisfied by withholding in shares of capital stock of the Company valued at the Formula Price on the date of exercise. All options granted pursuant to the 1982 Option Plan are non-transferable except by will or the laws of intestate succession.

     Options granted under the 1982 Option Plan may be exercised over a period specified in the stock option agreement (which period may not exceed 10 years), except for options granted to persons owning shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any of its subsidiaries, which may not be exercisable for more than five years from the date of grant. If an optionee's employment terminates as a result of retirement or permanent disability, all options may be exercised, to the extent exercisable at the date of termination, for three additional months, but in no event beyond their respective expiration dates. If an optionee dies while employed by the Company, all options, to the extent exercisable at the date of death, may, for up to one additional year (but in no event later than their respective expiration dates), be exercised by the optionee's estate or by the person to whom the optionee's rights pass. Upon termination of employment for any other reason, all options will terminate as of the date of such termination of employment, unless otherwise provided by the Stock Option Committee at the date of grant (but in no event shall the option be exercisable for a period extending beyond 90 days following such termination). Currently, the practice of the Stock Option Committee is to provide in the grant that the optionee may exercise the option within 30 days following termination of employment, but only to the extent that the option was exercisable as of the date of such termination.

  Eligibility and Participation

     The 1982 Option Plan terminated on June 10, 1992, and no additional options may be granted. As of April 11, 1997, there were 391 option agreements with optionees outstanding under the 1982 Option Plan representing a total of 131,449 shares of Class A Common Stock.

1992 STOCK OPTION PLAN

  General

     The 1992 Stock Option Plan (the "1992 Option Plan") was approved by the Board of Directors on April 10, 1992 and by the stockholders of the Company at the 1992 Annual Meeting of Stockholders. The

1992 Option Plan provided for the granting of non-qualified options to purchase a maximum of 12,000,000 shares of Class A Common Stock to key employees, directors and consultants. As of April 11, 1997, the Company had 7,251,553 shares of Class A Common Stock reserved for issuance upon the exercise of options granted under the 1992 Option Plan. The 1992 Option Plan is not subject to ERISA and is not intended to be qualified under Section 401(a) of the Code.

     The exercise price of options granted under the 1992 Option Plan is 100% of the fair market value of the Class A Common Stock on the date of grant. Upon the exercise of an option, the exercise price must be paid in full in cash or in shares of Class A Common Stock valued at the Formula Price on the date of exercise. Shares of Class A Common Stock acquired through the exercise of a stock option must have been owned by the optionee at least six months before such shares may be used to pay the exercise price of another option. Any income tax withholding required as a result of the exercise of an option may, at the discretion of the Stock Option Committee, be satisfied by withholding in shares of Class A Common Stock valued at the Formula Price on the date of exercise. All options granted under the 1992 Option Plan are non-transferable except by will or the laws of intestate succession.

     Options granted under the 1992 Option Plan may be exercised over a period specified in the option agreement (which period may not exceed 10 years). If an optionee's employment terminates as a result of retirement or permanent total disability, all options may be exercised, to the extent exercisable at the date of termination, for 90 additional days, but in no event beyond their respective expiration dates. If an optionee dies while employed by or affiliated with the Company, all unexercised options, to the extent exercisable at the date of death, may, for up to one additional year, or such shorter period as may be specified in the option agreement (but not beyond their respective expiration dates), be exercised by the optionee's estate or the person to whom the optionee's rights pass by will or the laws of descent and distribution. Upon termination of employment for any other reason, all options will terminate as of the date of termination of employment or affiliation, unless such date is extended by the Stock Option Committee (but not beyond their respective expiration dates). Currently, the practice of the Stock Option Committee is to provide in the grant that the optionee may exercise the option within 30 days following termination of employment or affiliation, but only to the extent that the option was exercisable as of the date of such termination.

  Eligibility and Participation

     The persons eligible to receive options under the 1992 Option Plan are key employees, directors and consultants. No option may be granted to any individual who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of capital stock of the Company. As of April 11, 1997, there were 12,231 option agreements with optionees outstanding under the 1992 Option Plan representing a total of 7,251,553 shares of Class A Common Stock. Other than the foregoing, the 1992 Option Plan does not provide any limit as to the number of shares that may be subject to options granted to any one individual.

  Amendment and Termination

     The 1992 Option Plan may be amended, suspended or terminated by the Board of Directors, except that no such amendment may, without the approval of the holders of outstanding shares of the Company having a majority of the general voting power, (i) increase the maximum number of shares for which options may be granted (other than by reason of changes in capitalization and similar adjustments), (ii) change the provisions of the 1992 Option Plan relating to the establishment of the exercise price (other than the provisions relating to the manner of determination of fair market value of the Company's capital stock to conform to any applicable requirements of the Code or regulations issued thereunder) or (iii) permit the granting of options to members of the Stock Option Committee. The 1992 Option Plan terminated on July 31, 1995, and no additional options may be granted.

1995 STOCK OPTION PLAN

  General

     The 1995 Stock Option Plan (the "1995 Option Plan") was approved by the Board of Directors on April 14, 1995 and by the stockholders at the Company's 1995 Annual Meeting of Stockholders. The 1995 Option Plan became effective on July 14, 1995 and will terminate on, and no option may be granted after, July 31, 1998. The terms of the 1995 Option Plan are substantially similar to those currently in effect with respect to the 1992 Option Plan, except that pursuant to the 1995 Option Plan a maximum of 12,000,000 shares of Class A Common Stock will be authorized for issuance, the aggregate number of shares subject to options granted to any individual may not exceed 500,000 shares, and ISOs as well as non-qualified stock options may be granted. As of April 11, 1997, the Company had 11,986,526 shares of Class A Common Stock reserved for issuance under the 1995 Option Plan.

  Eligibility and Participation

     The persons eligible to receive options under the 1995 Option Plan are key employees, directors and consultants. No option may be granted to any individual who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of capital stock of the Company. The aggregate number of shares subject to options granted to any individual may not exceed 500,000 shares. Other than the foregoing, the 1995 Option Plan does not provide any limit as to the number of shares that may be subject to options granted to any one individual. As of April 11, 1997, there were 11,926 option agreements with optionees outstanding under the 1995 Option Plan representing a total of 6,230,023 shares of Class A Common Stock, including 10,000 shares of Class A Common Stock that were subject to one option agreement outstanding representing the grant of an ISO under the 1995 Option Plan.

  Amendment and Termination

     The Board of Directors or the Operating Committee of the Board of Directors may at any time suspend or terminate the 1995 Option Plan and may amend it from time to time in such respects as the Board of Directors or the Operating Committee may deem advisable in order that Options granted thereunder shall conform to any change in the law, or in any other respect which the Board of Directors or the Operating Committee may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without the approval of a majority of the voting power of the capital stock of the Company present or represented and entitled to vote at a duly constituted meeting of the stockholders, (i) increase the maximum number of shares for which Options may be granted under the 1995 Option Plan (other than by reason of changes in capitalization and similar adjustments), (ii) change the provisions of Paragraph 6(c) of the 1995 Option Plan relating to the establishment of the Exercise Price other than to change the manner of determining the fair market value of the Company's Class A Common Stock to conform with any then applicable provisions of the Code or regulations issued thereunder or (iii) permit the granting of options to members of the Stock Option Committee.

GENERAL PROVISIONS OF THE STOCK OPTION PLANS

  General

     All shares issued upon exercise of options granted under the 1982 Option Plan, the 1992 Option Plan and the 1995 Option Plan (collectively, the "Option Plans") are subject to (i) the Company's right of first refusal in the event that the optionee desires to sell his or her shares other than in the Limited Market and (ii) the Company's right of repurchase upon termination of the optionee's employment or affiliation (except that qualified retiring employees may elect to have the Company defer its repurchase rights for five years). See "Description of Capital Stock -- Common Stock -- Restrictions on Class A Common Stock." Only shares of Class A Common Stock will be issued upon exercise of options. See "Description of Capital Stock -- Common Stock -- General."

     The Company follows the practice of granting stock options to employees outright, contingent upon the employee attaining a certain level of contract awards for the Company during a specified period or satisfying other performance criteria and, in some cases, also contingent upon a requirement that such individuals purchase a specified number of shares of Class A Common Stock in the Limited Market at the prevailing Formula Price. Options generally become exercisable on a cumulative basis over a four-year period.

     If the outstanding shares of the capital stock of the Company are changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification or similar transaction, or if the number of outstanding shares is changed through a stock split, stock dividend, stock consolidation or similar transaction, an appropriate adjustment (determined by the Board of Directors in its sole discretion) will be made in the number and kind of shares and the exercise price per share of options which are outstanding or which may be granted thereafter. No adjustment to the number of shares reserved for issuance by the Company under the 1982 Option Plan was made as a result of the reorganization of the Company in 1984. As of April 11, 1997, there were 131,449 shares of Class A Common Stock reserved for issuance under the 1982 Option Plan, 7,251,553 shares of Class A Common Stock reserved for issuance under the 1992 Option Plan and 11,986,526 shares of Class A Common Stock reserved for issuance under the 1995 Option Plan.

     Under the 1982 Option Plan, the Stock Option Committee may accelerate the exercisability of options in the case of an optionee whose employment is terminated by reason of a sale or other disposition by the Company of assets in respect of which the optionee was employed; and options will become fully exercisable in the case of (i) approval of the Board of Directors of (a) a consolidation or merger in which the Company is not the surviving corporation or pursuant to which shares of capital stock would be converted into cash, securities or other property, other than a merger in which stockholders of the Company immediately prior thereto will have the same proportionate ownership of capital stock of the surviving corporation immediately thereafter, or (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company or (ii) any person (other than the Company or any subsidiary or employee benefit plan thereof) becoming the beneficial owner of more than 25% of the outstanding Common Stock without the prior approval of the Board of Directors.

     Under the 1992 Option Plan and the 1995 Option Plan, the options will become fully exercisable upon any person (other than the Company or any subsidiary or employee benefit plan thereof) becoming the beneficial owner of more than 25% of the outstanding capital stock without the prior approval of the Board of Directors. The Stock Option Committee is also given the discretion to accelerate or defer the exercise of options in other circumstances, at the Stock Option Committee's discretion.

  Administration

     The Option Plans are administered by the Stock Option Committee whose members consist of two or more directors or other individuals appointed by and who serve at the discretion of the Company's Board of Directors. The members of the Stock Option Committee are not eligible to receive options while serving on the Stock Option Committee. The Stock Option Committee is appointed annually by the Board of Directors, which may also fill vacancies or replace members of the Stock Option Committee. Subject to the express provisions of the Option Plans, the Stock Option Committee has the authority to (i) interpret the Option Plans,
(ii) prescribe, amend and rescind rules and regulations relating to the Option Plans, (iii) determine the individuals to whom and the time or times at which options may be granted and the number of shares to be subject to each option granted under the Option Plans, (iv) determine the terms and conditions of the option agreements under the Option Plans (which need not be identical), (v) with respect to the 1995 Option Plan, determine whether to grant ISOs or non-qualified stock options and (vi) make all other determinations necessary or advisable for the administration of the Option Plans. In addition, the Stock Option Committee may, with the consent of the affected optionees and subject to the general limitations of the Option Plans, make any adjustment in the exercise price, the number of shares subject to or the term of any outstanding option by cancellation of such option and a subsequent regranting of such option, or by amendment or substitution of such option. Options which have been so amended, regranted or substituted may have higher or lower exercise prices, cover a greater or lesser number of shares of capital stock or have longer or shorter terms, than the prior options. The members of the Stock Option Committee receive no compensation from the Option Plans for services rendered in connection therewith. The current members of the Stock Option

Committee are M.E. Trout and J.B. Wiesler. The address of each such person is Science Applications International Corporation, 10260 Campus Point Drive, San Diego, CA 92121.

  Federal Income Tax Consequences

     The following discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all of the tax consequences of participation in the Option Plans. Accordingly, holders of options granted under the Option Plans should consult their own tax advisors for specific advice with respect to all federal, state and local tax effects before exercising any options and before disposing of any shares of capital stock acquired upon the exercise of an option. Moreover, the Company does not represent that the following tax consequences apply to any particular option holder's specific circumstances or will continue to apply in the future. All outstanding options under the 1982 and 1992 Option Plans are non-qualified options. Options granted under the 1995 Option Plan may be non-qualified options or ISOs, as determined by the Committee at the time of grant.

     Non-Qualified Options. Generally, the optionee will not be taxed upon the grant of any non-qualified option but rather, at the time of exercise of such option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value at the time of exercise of the capital stock purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the optionee realizes ordinary income.

     If capital stock acquired upon the exercise of a non-qualified option is later sold or exchanged, then the difference between the sale price and the fair market value of such capital stock on the date which governs the determination of ordinary income is generally taxable (provided the stock is a capital asset in the holder's hands) as long-term or short-term capital gain or loss depending upon whether the holding period for such capital stock at the time of disposition is more or less than one year.

  Exercise with Shares of Capital Stock

     If payment of the exercise price of a non-qualified option is made by surrendering previously owned shares of capital stock, the following rules apply:

          (a) No gain or loss will be recognized as a result of the surrender of shares in exchange for an equal number of shares subject to the non-qualified option, and the surrender of shares will not be treated as a disqualifying disposition of any stock acquired through exercise of an ISO.

          (b) The number of shares received equal to the shares surrendered will have a basis equal to the shares surrendered and a holding period that includes the holding period of the shares surrendered.

          (c) Any additional shares received will (i) be taxed as ordinary income in an amount equal to the fair market value of the shares at the time of exercise, (ii) have a basis equal to the amount included in taxable income by the optionee and (iii) have a holding period that begins on the date of the exercise.

     Incentive Stock Options. Options granted under the 1995 Option Plan designated as such are intended to constitute ISOs for federal income tax purposes. Generally, an optionee receiving an ISO will not be in receipt of taxable income upon the grant of the ISO or upon its timely exercise. The exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of death). Upon the ultimate sale of the capital stock received upon such exercise, except as noted below, the optionee will recognize long-term capital gain or loss (if the capital stock is a capital asset in the hands of the optionee) equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such shares by the optionee.

     However, if the capital stock acquired upon the timely exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date of grant of the ISO or within one year from the date such capital stock is transferred to the optionee upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income tax rates to the extent of the difference between the exercise price and the lesser of the fair market value of the capital stock on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the capital stock is a capital asset in the hands of the optionee, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the capital stock on the date which governs the determination of his or her ordinary income. If a disqualifying disposition is made in a transaction in which a loss would not be recognized under the Code (e.g., a gift, sale to certain related parties, sale followed by a purchase of stock or grant of a new option under the "wash sale" rules), the taxable gain recognized as a result of such disqualifying disposition will not be limited to the amount of gain realized in the disqualifying disposition. In the case of a disqualifying disposition, the Company may claim a federal tax deduction at the time and in the amount taxable to the optionee as ordinary income. Any capital gain realized by the optionee will be long-term capital gain if the optionee's holding period for the capital stock at the time of disposition is more than one year; otherwise, it will be short-term capital gain.

     Net capital gains are currently taxed at a maximum federal income tax rate of 28%, compared to a maximum rate of 39.6% for ordinary income. However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 28% for net capital gains and 39.6% for ordinary income.

     To the extent that the aggregate fair market value (based on the fair market value on the date of grant, which is the exercise price of the ISO) of shares with respect to which an ISO first becomes exercisable (i.e., vests) within any calendar year exceeds $100,000, the portion of the ISO representing such excess is treated as a non-qualified stock option, subject to the tax treatment described above. See "Employee Benefit Plans -- General Provisions of the Stock Option Plans -- Federal Income Tax Consequences -- Non-Qualified Options."

          Alternative Minimum Tax. For purposes of the alternative minimum tax provisions contained in Section 55 of the Code, the exercise of an ISO will be treated as though it were a non-qualified option under Section 83 of the Code, but solely for purposes of determining the optionee's alternative minimum taxable income. The minimum tax is imposed at a rate of 26% of alternative minimum taxable income (taxable income increased by items of tax preference and adjusted for certain other items) up to $175,000 (and 28% of any additional such income) over a specified exemption amount ($45,000 for married taxpayers filing jointly, $33,750 for single taxpayers, but phased out at specified levels of income), but is payable only if the minimum tax exceeds the taxpayer's regular tax liability for the year.

          Exercise with Shares of Capital Stock. If payment for the exercise price of an ISO is made by surrendering previously owned shares of the capital stock, the following rules will apply:

          If shares of "statutory option stock" (i.e., stock previously acquired pursuant to the exercise of an ISO) are surrendered in payment of the exercise price of an ISO and if, at the date of surrender, the applicable holding period for such shares has not been met (e.g., if shares previously acquired upon the exercise of an ISO are surrendered within two years from the date of grant or within one year from the date the shares were transferred to the optionee), such surrender will constitute a "disqualifying disposition" and any gain realized on such transfer will thus be taxable according to the rules described above for disqualifying dispositions. If the shares surrendered are not statutory option stock, or if they are statutory option stock but have been held for the requisite holding period, no gain or loss should be recognized upon such surrender. Although the Internal Revenue Service will not issue any rulings as to the effect of such an exercise, it has issued a published ruling stating that no gain or loss will be recognized upon the surrender of shares upon exercise of a non-qualified stock option, and the Treasury Department has issued proposed regulations which, if adopted in their current form, would appear to provide that, except as discussed above, in general, when shares are surrendered upon exercise of an ISO:

          (a) No gain or loss will be recognized as a result of the exchange.

          (b) A number of shares received which is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period which includes the holding period of the shares exchanged.

          (c) Any additional shares received will have a zero basis and will have a holding period which begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after the date shares were transferred to the optionee, the shares with the lowest basis (i.e., a zero basis) will be deemed to be disposed of first and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

  Outstanding Options

     The following table presents information as of April 11, 1997 with respect to shares of Class A Common Stock subject to outstanding stock options granted under each of the Option Plans. There are 391, 12,231 and 11,926 separate option agreements which evidence the options outstanding under the 1982 Option Plan, 1992 Option Plan and 1995 Option Plan, respectively.

                                1982 OPTION PLAN

SHARES OF CLASS A        AVERAGE
  COMMON STOCK        EXERCISE PRICE              EXPIRATION DATES
-----------------     --------------     ----------------------------------
      131,449             $11.17         April 1997 through June 1997

                                1992 OPTION PLAN

SHARES OF CLASS A        AVERAGE
  COMMON STOCK        EXERCISE PRICE              EXPIRATION DATES
-----------------     --------------     ----------------------------------
    1,855,128             $11.97         July 1997 through June 1998
    2,418,411             $13.76         July 1998 through June 1999
    2,978,014             $15.31         July 1999 through June 2000

                                1995 OPTION PLAN

SHARES OF CLASS A        AVERAGE
  COMMON STOCK        EXERCISE PRICE              EXPIRATION DATES
-----------------     --------------     ----------------------------------
    3,215,532             $19.35         July 2000 through June 2001
    3,014,491             $23.46         July 2001 through March 2002

     On April 28, 1997, the Formula Price of the Class A Common Stock was
$26.55.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company is authorized to issue 100,000,000 shares of Class A Common Stock, par value $.01 per share, 5,000,000 shares of Class B Common Stock, par value $.05 per share, and 3,000,000 shares of Preferred Stock, par value $.05 per share (the "Preferred Stock"). As of April 11, 1997, there were 49,473,672 shares of Class A Common Stock, 322,319 shares of Class B Common Stock and no shares of Preferred Stock issued and outstanding. The Class A Common Stock and Class B Common Stock are sometimes collectively or individually referred to as the "Common Stock."

COMMON STOCK

  General

     Except as otherwise provided by law, the holders of shares of Class A Common Stock and Class B Common Stock vote together as a single class on all matters, with each holder of Class A Common Stock having one vote per share and each holder of Class B Common Stock having five votes per share. The holders of shares of Class A Common Stock and Class B Common Stock are entitled to cumulate their votes for the election of directors. Cumulative voting entitles each stockholder to cast the number of votes that equals the number of shares of Class A Common Stock or five times the number of shares of Class B Common Stock held by such stockholder multiplied by the number of directors to be elected. Each stockholder may cast all of such votes for a single nominee or may distribute them among any two or more nominees as such stockholder sees fit. The Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, as nearly as equal in number as practicable. The number of authorized directors is currently fixed at 22 directors of which eight are Class I and the remaining positions are evenly divided between Class II and Class III directors. Each year the stockholders elect a different class of directors to serve a three-year term. As a result of the classification of the Board of Directors, the votes of a greater number of shares would be required to ensure the election of a director than would be required without such classification.

     Subject to the prior rights of the holders of any Preferred Stock then outstanding, the holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends, out of funds legally available therefor, when and as declared by the Board of Directors and to participate equally and ratably in the net assets of the Company available for distribution in the event of liquidation, dissolution or winding up, after payment of any amounts due to creditors; provided, however, that any dividend or distribution with respect to a share of Class B Common Stock must be five times the dividend or distribution, as the case may be, with respect to a share of Class A Common Stock.

     Holders of Class A Common Stock have no conversion rights and holders of Class A Common Stock and Class B Common Stock have no preemptive or subscription rights. Neither class of Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless the relative powers, preferences, rights, qualifications, limitations and restrictions applicable to the other class of Common Stock are maintained. In any merger, consolidation or business combination to which the Company is a party (other than a merger, consolidation or business combination in which the Company is the surviving corporation and which does not result in any reclassification of or change in the outstanding shares of Common Stock), the consideration to be received with respect to each share of Class B Common Stock must be equal to five times the consideration to be received with respect to each share of Class A Common Stock, except that if capital stock is distributed in any such transaction, such shares may differ as to the rights of the holders thereof only to the extent that such rights differ pursuant to Article FOURTH of the Certificate of Incorporation. All shares of Class A Common Stock and Class B Common Stock presently outstanding are, and the shares offered hereby upon full payment therefor will be, fully paid and nonassessable.

     Pursuant to the terms of the Certificate of Incorporation, the Company is prohibited from issuing any additional shares of Class B Common Stock. Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into five shares of Class A Common Stock, and all shares of Class B Common Stock reacquired by the Company will be retired and will not be available for reissuance.

     Article FOURTEENTH of the Certificate of Incorporation generally requires that mergers and certain other business combinations ("Business Combinations") between the Company and any holder of 5% or more of the Company's outstanding voting power (a "Related Person") must be approved by the holders of securities having 80% of the Company's outstanding voting power, as well as by the holders of a majority of such securities that are not owned by the Related Person. Under Delaware law, unless the Certificate of Incorporation provides otherwise, only a majority of the Company's outstanding voting power is required to approve certain of these transactions, such as mergers and consolidations, while certain other of these transactions would not require stockholder approval.

     The 80% and majority of independent voting power requirements of Article FOURTEENTH (the "Supermajority Vote Requirements") will not apply, however, to a Business Combination with a Related Person, if (i) the transaction is approved by the Board of Directors prior to the time the Related Person becomes a Related Person (i.e., prior to the time the Related Person acquired beneficial ownership of 5% or more of the Company's outstanding voting power), (ii) the transaction is approved by at least a majority of the members of the Board of Directors who are unaffiliated with the Related Person and who were directors before the Related Person became a Related Person or (iii) the Business Combination involves only the Company and one or more of its subsidiaries and certain other conditions are satisfied.

     Article FOURTEENTH also provides that in the event a Business Combination with a Related Person subject to the Supermajority Vote Requirements is consummated, stockholders of the Company who voted against the Business Combination, at their option, will have the right to receive a price which is equal to (i) the price offered by the Related Person in the Business Combination or (ii) the greater of (a) the highest price per share paid by the Related Person in acquiring shares of capital stock of the Company or (b) a price which bears the same percentage relationship to the market price of the Company's capital stock immediately preceding the announcement of the Business Combination as the highest price paid by the Related Person for any of the Company's capital stock bears to the market price of the Company's capital stock immediately before the Related Person initially acquired any shares of the Company's capital stock.

     Article FOURTEENTH was adopted by the stockholders of the Company at the 1983 Annual Meeting of Stockholders and the full text of such Article appeared as Exhibit B to the Company's Proxy Statement for that meeting. Additional copies of Article FOURTEENTH may be obtained, upon request, by writing the Company at 10260 Campus Point Drive, San Diego, CA 92121, Attention: Corporate Secretary.

     The amendment of certain provisions of the Certificate of Incorporation and Bylaws require the approval of not less than two-thirds of the total voting power of all outstanding shares of voting stock of the Company. Such provisions relate to the number of directors, the election of directors and the vote of stockholders required to modify the provisions of the Certificate of Incorporation and Bylaws requiring such approvals.

     The Company acts as its own transfer agent for the Class A Common Stock and Class B Common Stock.

     As of April 11, 1997, there were 13,766 record holders of Class A Common Stock and 146 record holders of Class B Common Stock.

  Restrictions on Class A Common Stock

     All the shares of Class A Common Stock presently outstanding are, and all shares of Class A Common Stock offered hereby will be, subject to certain restrictions (including restrictions on their transferability) set forth in Article FOURTH of the Certificate of Incorporation, which restrictions provide substantially as follows:

     RIGHT OF REPURCHASE UPON TERMINATION OF EMPLOYMENT OR AFFILIATION. All shares of Class A Common Stock owned by a person who is an employee or director of, or a consultant to, the Company (except for shares of Class A Common Stock that are held by a stockholder who received such shares (i) in connection with the reorganization of the Company in 1984 in exchange for shares of the Company which immediately prior thereto were not subject to a right of repurchase upon termination of employment or affiliation on the part of the Company, (ii) upon exercise of a non-qualified stock option granted prior to October 1, 1981 under the Company's 1979 Stock Option Plan which were not converted into ISOs, (iii) in exchange for shares of

Class B Common Stock that were not subject to a right of repurchase upon termination of employment or affiliation on the part of the Company or (iv) pursuant to a stock dividend or a stock split on the outstanding shares of Class A Common Stock which have been theretofore issued under any of the circumstances described in clauses (i), (ii), (iii) or this clause (iv)) will be subject to the Company's right of repurchase upon the termination of such holder's employment or affiliation with the Company. Such right of repurchase will also be applicable to all shares of Class A Common Stock which such person has the right to acquire after his or her termination of employment or affiliation pursuant to any of the Company's employee benefit plans (other than the Employee Stock Ownership Plan or any other retirement or pension plan adopted by the Company or any of its subsidiaries which by its terms does not provide for the Company's right to repurchase shares issued thereunder upon termination of employment or affiliation) or pursuant to any option or other contractual right to acquire shares of Class A Common Stock which was outstanding at the date of such termination of employment or affiliation.

     The Company's right of repurchase is exercised by mailing a written notice to such holder within 60 days following termination of employment or affiliation. If the Company repurchases the shares, the price will be the Formula Price per share (i) on the date of such termination of employment or affiliation, in the case of shares owned by the holder at that date and shares issuable to the holder after that date pursuant to any option or other contractual right to acquire shares of Class A Common Stock which were outstanding at that date or (ii) on the date such shares are distributed to the holder, in the case of shares distributable to the holder after his or her termination of employment or affiliation pursuant to any of the Company's employee benefit plans. The Company will, in the event it exercises its right of repurchase upon termination of employment or affiliation, pay for such shares in cash within 90 days after the date referred to in (i) or (ii) above, as the case may be.

     Notwithstanding the provisions of the Certificate of Incorporation and the Employee Benefit Plans, a retiring employee of the Company who meets certain criteria can elect to defer the repurchase of the employee's shares for five years under the Company's Alumni Program. Under the Alumni Program, an employee who is over 59 1/2 and has more than 10 years of employment with the Company at the date of his or her retirement can elect to have the Company defer its right of repurchase by executing and delivering to the Company an agreement within 60 days following the date of the employee's termination. If the employee makes such an election, transferees of the employee's shares are also eligible to make the same deferral election with respect to shares of stock transferred to them by the employee. During the five-year deferral period, the stockholder may offer shares of stock for sale in the Limited Market or make transfers to family members. At the end of the five-year deferral period, all such shares will be subject to repurchase by the Company at the then current Formula Price. The Alumni Program pertains only to the deferral of the Company's right of repurchase and does not provide the employee any rights with respect to the vesting or forfeiture of any shares or options held by the employee at the date of his or her retirement or guarantee the repurchase at the end of the deferral period.

     RIGHT OF FIRST REFUSAL. In the event that a holder of Class A Common Stock desires to sell any of his or her shares to a third party other than in the Limited Market, such person must first give notice to the Corporate Secretary of the Company consisting of: (i) a signed statement setting forth such holder's desire to sell his or her shares of Class A Common Stock and that he or she has received a bona fide offer to purchase such shares; (ii) a statement signed by the intended purchaser containing (a) the intended purchaser's full name, address and taxpayer identification number, (b) the number of shares to be purchased, (c) the price per share to be paid, (d) the other terms under which the purchase is intended to be made and (e) a representation that the offer, under the terms specified, is bona fide and (iii) if the purchase price is payable in cash, in whole or in part, a copy of a certified check, cashier's check or money order payable to such holder from the purchaser in the amount of the purchase price to be paid in cash.

     Upon receiving such notice, the Company will have the right, exercisable within 14 days, to purchase all of the shares specified in the notice at the offer price and upon the same terms as set forth in the notice. In the event the Company does not exercise such right, the holder may sell the shares specified in the notice within 30 days thereafter to the person specified in the notice at the price and upon the terms and conditions set forth therein. The holder may not sell such shares to any other person or at any different price or on any different terms without first re-offering the shares to the Company.

     TRANSFERS OTHER THAN BY SALE. Except for sales in the Limited Market and as described above, no holder of Class A Common Stock may sell, assign, pledge, transfer or otherwise dispose of or encumber any shares of Class A Common Stock without the prior written approval of the Company. Any attempt to do so without such prior approval will be null and void. The Company may condition its approval of a transfer of any shares of Class A Common Stock, other than by sale by an employee, director or a consultant of the Company or by a person who acquired such shares other than by purchase, directly or indirectly, from an employee, director or consultant of the Company, upon the transferee's agreement to hold such shares subject to the Company's right to repurchase such shares upon the termination of employment or affiliation of the employee, director or consultant.

     LAPSE OR WAIVER OF RESTRICTIONS. All restrictions upon the shares of Class A Common Stock will automatically terminate (i) if the Company makes an underwritten offering of either class of its Common Stock or securities convertible into any class of its Common Stock to the general public or (ii) if the Company applies to have any class of its Common Stock or securities convertible into any class of its Common Stock listed on a national securities exchange. In addition, the Board of Directors may waive any or all of the restrictions on shares of Class A Common Stock in such other circumstances as the Board deems appropriate. See "Risk Factors -- Restrictions on Class A Common Stock."

  Restrictions on Class B Common Stock

     Substantially all of the presently outstanding shares of Class B Common Stock are subject to a right of first refusal on the part of the Company in the event a stockholder desires to sell his or her shares of Class B Common Stock other than in the Limited Market. Such right is exercisable by the Company at the third-party offer price. In addition, all of the presently outstanding shares of Class B Common Stock that were issued subsequent to October 1, 1981 (other than shares issued subsequent to that date which were distributed out of, or are presently held in, the Profit Sharing Retirement Plan, Employee Stock Ownership Plan and CODA or that were issued upon the exercise of stock options granted prior to that date) are subject to a right of repurchase on the part of the Company upon termination of the stockholder's employment or affiliation with the Company. This right is generally exercisable by the Company at a price equal to five times the Formula Price for Class A Common Stock prevailing at the time of such termination. By their terms, all such restrictions will terminate in the event that either class of the Common Stock is listed on any national securities exchange or is traded on a regular basis, as determined by the Company, in the over-the-counter market.

PREFERRED STOCK

     Pursuant to the Certificate of Incorporation, the Board of Directors may, from time to time, authorize the issuance of one or more series of Preferred Stock and fix by resolution or resolutions adopted at the time of issuance the designations, preferences and relative rights, qualifications and limitations of each series. Each series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank senior to the Class A Common Stock and Class B Common Stock with respect to dividend, redemption and liquidation rights.

     The Certificate of Incorporation authorizes the Board of Directors to determine, among other things, with respect to each series of Preferred Stock which may be issued: (i) the dividend rates, conditions and preferences, if any, in respect of the Class A Common Stock and Class B Common Stock and among the series of Preferred Stock, (ii) whether dividends would be cumulative and, if so, the date from which dividends on the series would accumulate, (iii) whether, and to what extent, the holders of the series would have voting rights in addition to those prescribed by law, (iv) whether, and upon what terms, the series would be convertible into or exchangeable for other securities, (v) whether, and upon what terms, the series would be redeemable, (vi) the preference, if any, to which the series would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company and (vii) whether or not a sinking fund would be provided for the redemption of the series and, if so, the terms and conditions thereof. With regard to dividend, redemption and liquidation rights, the Board of Directors may determine that any particular series of Preferred Stock may rank junior to, on a parity with or senior to any other series of Preferred Stock.

     Holders of shares of Preferred Stock will have no preferential or preemptive right to purchase any shares of the Company's capital stock. The Company has no present intention or plan to issue any shares of Preferred Stock.

ANTI-TAKEOVER EFFECTS

     The combined effect of the classification of the Board of Directors into three different classes, the cumulative voting rights of the stockholders, the Supermajority Vote Requirements, the provisions of the Certificate of Incorporation and Bylaws of the Company requiring the approval of at least two-thirds of the voting power of all outstanding shares of Common Stock for certain amendments to the Certificate of Incorporation or Bylaws, the Company's right of first refusal, and the Company's right of repurchase upon termination of employment or affiliation, may discourage, delay or prevent attempts to acquire control of the Company that are not approved by the Company's Board of Directors. The provisions may, individually or collectively, have the effect of discouraging takeover attempts that some stockholders might deem to be in their best interests, including tender offers in which stockholders might receive a premium for their shares over the Formula Price available in the Limited Market, as well as making it more difficult for individual stockholders or a group of stockholders to elect directors. However, the Board of Directors believes that these provisions are in the best interests of the Company and its stockholders, because such provisions may encourage potential acquirors to negotiate directly with the Board of Directors which is in the best position to act on behalf of all stockholders. See "Risk Factors -- Anti-Takeover Effects."

                                 LEGAL OPINION

     The legality of the Class A Common Stock offered hereby has been passed upon for the Company and the Selling Stockholders by Douglas E. Scott, Esquire, Senior Vice President and General Counsel of the Company. As of April 11, 1997, Mr. Scott owned of record 15,548 shares of Class A Common Stock, had the right to acquire an additional 19,000 shares pursuant to previously granted stock options and beneficially owned a total of 4,358 shares through the Retirement Plans.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

======================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        -----
Available Information.................      2
Information Incorporated by
  Reference...........................      2
Risk Factors..........................      3
The Company...........................      7
Government Contracts..................      8
Plan of Distribution..................      9
Market Information....................     14
Dividend Policy.......................     17
Use of Proceeds.......................     17
Employee Benefit Plans................     17
Description of Capital Stock..........     50
Legal Opinion.........................     54
Experts...............................     54


======================================================
======================================================
                               27,750,000 SHARES

                              CLASS A COMMON STOCK
                                      LOGO
                            ------------------------

                                   PROSPECTUS
                            ------------------------

                                           , 1997
======================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an estimated statement of all expenses incurred in connection with the registration and distribution of the securities being registered:

    Securities and Exchange Commission Registration Fee.......................  $ 39,500*
    Legal Fees and Expenses...................................................    30,000
    Printing Fees and Expenses................................................    32,000
    Accounting Fees and Expenses..............................................    20,000
    Blue Sky Qualification Fees...............................................    28,000
    Miscellaneous.............................................................     1,000
                                                                                --------
              Total...........................................................  $150,500
                                                                                ========

---------------

     * The Selling Stockholders have each agreed to pay their pro-rata portion of the registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against certain circumstances. Article FIFTEENTH of the Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by law. The Company also has directors and officers liability insurance, with policy limits of $50 million, under which directors and officers of the Company are insured against certain liabilities which they may incur in such capacities.

ITEM 16. EXHIBITS

EXHIBIT
  NO.              DESCRIPTION OF EXHIBITS                  INCORPORATED BY REFERENCE TO
-------   -----------------------------------------   -----------------------------------------
 4(a)     Article FOURTH of the Registrant's          Exhibit 3 to the Registrant's
          Restated Certificate of Incorporation, as   Post-Effective Amendment No. 1 to Form
          amended on August 21, 1987.                 S-2 as filed on August 21, 1987 with the
                                                      SEC.
 4(b)     Form of Non-Qualified Stock Option          Exhibit 4(c) to the Registrant's Annual
          Agreement of the Registrant's 1992 Stock    Report on Form 10-K for the fiscal year
          Option Plan (form dated August 1992).       ended January 31, 1993 (the "1993 10-K").
 4(c)     Form of Non-Qualified Stock Option          Exhibit 4(p) to the Registrant's Annual
          Agreement of the Registrant (Employee,      Report on Form 10-K for the fiscal year
          Director and Consultant of the              ended January 31, 1991 (the "1991 10-K").
          Registrant's 1982 Stock Option Plan (form
          dated October 1990).
 4(d)     Form of Stock Restriction Agreement of      Exhibit 4(e) to the Registrant's Annual
          the Registrant's Employee Stock Ownership   Report on Form 10-K for the fiscal year
          Plan (form dated March 1, 1985).            ended January 31, 1985 (the "1985 10-K").
 4(e)     Form of Stock Restriction Agreement of      Exhibit 4(f) to the 1991 10-K.
          the Registrant's Bonus Compensation Plan
          (form dated October 1990).
 4(f)     Form of Stock Restriction Agreement of      Exhibit 4(g) to the 1985 10-K.
          the Registrant's Cash or Deferred
          Arrangement (TRASOP Account) (form dated
          March 1, 1985).
 4(g)     Registrant's Bonus Compensation Plan, as    Exhibit 4(l) to the 1991 10-K.
          amended through April 2, 1991.

EXHIBIT
  NO.              DESCRIPTION OF EXHIBITS                  INCORPORATED BY REFERENCE TO
-------   -----------------------------------------   -----------------------------------------
 4(h)     Registrant's 1982 Stock Option Plan, as     Exhibit 4(n) to the Registrant's Annual
          amended through June 9, 1989.               Report on Form 10-K for the fiscal year
                                                      ended January 31, 1990.
 4(i)     Form of Stock Restriction Agreement of      Exhibit 4(r) to the 1991 10-K.
          the Registrant's Employee Stock Ownership
          Plan (TRASOP Account) (form dated April
          1, 1991).
 4(j)     Registrant's 1992 Stock Option Plan,        Exhibit 4(g) to the Registrant's Annual
          amended through November 3, 1994.           Report on Form 10-K for the fiscal year
                                                      ended January 31, 1995 (the "1995 10-K").
 4(k)     Form of Stock Restriction Agreement of      Exhibit 4(v) to the 1993 10-K.
          the Registrant's Bonus Compensation Plan
          (form dated July 1992).
 4(l)     Registrant's Stock Compensation Plan, as    Exhibit 4(k) to Registrant's Annual
          amended through April 3, 1996.              Report on Form 10-K for the fiscal year
                                                      ended January 31, 1996 (the "1996 10-K").
 4(m)     Registrant's Management Stock               Exhibit 4(l) to the 1996 10-K.
          Compensation Plan, as amended through
          April 3, 1995.
 4(n)     Form of Non-Qualified Stock Option          Exhibit 4(n) to the 1995 10-K.
          Agreement of the Registrant's 1992 Stock
          Option Plan (form dated February 1995).
 4(o)     Form of Non-Qualified Stock Option          Exhibit 4(o) to the 1995 10-K.
          Agreement of the Registrant's 1992 Stock
          Option Plan (form dated February 1995).
 4(p)     Form of Stock Restriction Agreement of      Exhibit 4(p) to the 1995 10-K.
          the Registrant's Bonus Compensation Plan
          (form dated March 1995).
 4(q)     1995 Employee Stock Purchase Plan.          Annex II of the Registrant's Proxy
                                                      Statement for the 1995 Annual Meeting of
                                                      Stockholders as filed June 1995 with the
                                                      SEC (the "1995 Proxy").
 4(r)     1995 Stock Option Plan.                     Annex I to the 1995 Proxy.
 4(s)     Keystaff Deferral Plan, as amended          Exhibit 4(r) to the 1996 Form 10-K.
          through November 1, 1995.
 4(t)     Key Executive Stock Deferral Plan.          Exhibit 4(s) to the 1996 10-K.
 4(u)     Form of Non-Qualified Stock Option          Exhibit 4(t) to the 1996 10-K.
          Agreement of the Registrant's 1995 Stock
          Option Plan (form dated August 1995).
 4(v)     Form of Incentive Stock Option Agreement    Exhibit 4(u) to the 1996 10-K.
          of the Registrant's 1995 Stock Option
          Plan (form dated August 1995).
 4(w)     Form of Restriction Agreement of the        Exhibit 4(v) to the 1996 10-K.
          Registrant's Key Executive Stock Deferral
          Plan (form dated March 1996).
 4(x)     Form of Alumni Agreement.                   Exhibit 4(w) to the Registrant's Annual
                                                      Report on Form 10-K for the fiscal year
                                                      ended January 31, 1997.

EXHIBIT
  NO.              DESCRIPTION OF EXHIBITS                  INCORPORATED BY REFERENCE TO
-------   -----------------------------------------   -----------------------------------------
 5(a)     Opinion of Douglas E. Scott, Esq.           Exhibit 5(a) to the Registrant's Form S-3
                                                      as filed on April 28, 1997 with the SEC
                                                      (the "1997 S-3").
 5(b)     Internal Revenue Service determination      Exhibit 5(b) to the 1997 S-3
          letter dated February 3, 1997, relating
          to the Company's Employee Stock Ownership
          Plan.
 5(c)     Internal Revenue Service determination      Exhibit 5(c) to the 1997 S-3
          letter dated February 3, 1997, relating
          to the Company's Cash or Deferred
          Arrangement.
23(a)     Consent of Douglas E. Scott, Esq.           Exhibit 23(a) to the 1997 S-3
          (contained in Exhibit 5(a) to this
          Registration Statement).
23(b)     Consent of Price Waterhouse LLP.            **


---------------

** Filed herewith.

ITEM 17.  UNDERTAKINGS

     (a) Rule 415 Offering

     Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, excluding information contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Security and Exchange Commission Policy Regarding Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions of Section 145 of the General Corporation Law of Delaware and Article FIFTEENTH of Registrant's Certificate of Incorporation, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of the expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) Deregistration of Certain Previously Registered Shares

     Pursuant to Registrant's undertaking to remove from registration any of its registered securities which remain unsold at the termination of the offering, Registrant hereby deregisters the number of shares from the registration statements and for the purposes indicated in the table below:

                                                                                   NUMBER OF
                                                                                  SHARES TO BE
             REGISTRATION NO.               NAME OF PLAN OR INDIVIDUAL            DEREGISTERED
    ----------------------------------  ----------------------------------        ------------
    33-58669                            L. Kull                                         1,148
    33-47244                            J. McRary                                       5,000
    33-61022                            J. Welch                                        3,975
    33-61022                            1993 Employee Stock Purchase Plan               1,518
    33-21145                            1982 Stock Option Plan                      1,352,064
    33-47244                            1992 Stock Option Plan                        403,697
                                                                                  ------------
                                                                                    1,767,402

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California on June 9, 1997.


                                          SCIENCE APPLICATIONS
                                          INTERNATIONAL CORPORATION


                                          By                  *
                                            ------------------------------------

                                                        J.R. Beyster
                                                   Chairman of the Board
                                                and Chief Executive Officer


                  SIGNATURE                                  TITLE                     DATE
---------------------------------------------   -------------------------------   ---------------
                      *                         Chairman of the Board and Chief      June 9, 1997
---------------------------------------------          Executive Officer
                J.R. Beyster

                      *                           Principal Financial Officer        June 9, 1997
---------------------------------------------
               W.A. Roper, Jr.
                      *                          Principal Accounting Officer        June 9, 1997
---------------------------------------------
                P.N. Pavlics

                      *                                    Director                  June 9, 1997
---------------------------------------------
                D.P. Andrews

                      *                                    Director                  June 9, 1997
---------------------------------------------
                  V.N. Cook

                                                           Director
---------------------------------------------
                 C.K. Davis

                      *                                    Director                  June 9, 1997
---------------------------------------------
                W.H. Demisch

                      *                                    Director                  June 9, 1997
---------------------------------------------
                W.A. Downing

                      *                                    Director                  June 9, 1997
---------------------------------------------
                E.A. Frieman

                      *                                    Director                  June 9, 1997
---------------------------------------------
                 J.E. Glancy

                      *                                    Director                  June 9, 1997
---------------------------------------------
                 B.R. Inman

                      *                                    Director                  June 9, 1997
---------------------------------------------
             H.M.J. Kraemer, Jr.

                  SIGNATURE                                  TITLE                     DATE
---------------------------------------------   -------------------------------   ---------------


                      *                                    Director                  June 9, 1997
---------------------------------------------
                 W.M. Layson

                      *                                    Director                  June 9, 1997
---------------------------------------------
                 C.B. Malone

                      *                                    Director                  June 9, 1997
---------------------------------------------
                 J.W. McRary

                      *                                    Director                  June 9, 1997
---------------------------------------------
                 W.A. Owens

                      *                                    Director                  June 9, 1997
---------------------------------------------
                S.D. Rockwood

                      *                                    Director                  June 9, 1997
---------------------------------------------
                E.A. Straker

                      *                                    Director                  June 9, 1997
---------------------------------------------
                 M.E. Trout

                      *                                    Director                  June 9, 1997
---------------------------------------------
                J.P. Walkush

                      *                                    Director                  June 9, 1997
---------------------------------------------
              J.H. Warner, Jr.

                      *                                    Director                  June 9, 1997
---------------------------------------------
                 J.A. Welch

                      *                                    Director                  June 9, 1997
---------------------------------------------
                J.B. Wiesler

                      *                                    Director                  June 9, 1997
---------------------------------------------
                 A.T. Young

*By      /s/  DOUGLAS E. SCOTT
    -----------------------------------------
              Douglas E. Scott
              Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
  NO.              DESCRIPTION OF EXHIBITS                  INCORPORATED BY REFERENCE TO
-------   -----------------------------------------   -----------------------------------------
 4(a)     Article FOURTH of the Registrant's          Exhibit 3 to the Registrant's
          Restated Certificate of Incorporation, as   Post-Effective Amendment No. 1 to Form
          amended on August 21, 1987.                 S-2 as filed on August 21, 1987 with the
                                                      SEC.
 4(b)     Form of Non-Qualified Stock Option          Exhibit 4(c) to the Registrant's Annual
          Agreement of the Registrant's 1992 Stock    Report on Form 10-K for the fiscal year
          Option Plan (form dated August 1992).       ended January 31, 1993 (the "1993 10-K").
 4(c)     Form of Non-Qualified Stock Option          Exhibit 4(p) to the Registrant's Annual
          Agreement of the Registrant (Employee,      Report on Form 10-K for the fiscal year
          Director and Consultant of the              ended January 31, 1991 (the "1991 10-K").
          Registrant's 1982 Stock Option Plan (form
          dated October 1990).
 4(d)     Form of Stock Restriction Agreement of      Exhibit 4(e) to the Registrant's Annual
          the Registrant's Employee Stock Ownership   Report on Form 10-K for the fiscal year
          Plan (form dated March 1, 1985).            ended January 31, 1985 (the "1985 10-K").
 4(e)     Form of Stock Restriction Agreement of      Exhibit 4(b) to the 1991 10-K.
          the Registrant's Bonus Compensation Plan
          (form dated October 1990).
 4(f)     Form of Stock Restriction Agreement of      Exhibit 4(g) to the 1985 10-K.
          the Registrant's Cash or Deferred
          Arrangement (TRASOP Account) (form dated
          March 1, 1985).
 4(g)     Registrant's Bonus Compensation Plan, as    Exhibit 4(l) to the 1991 10-K.
          amended through April 2, 1991.
 4(h)     Registrant's 1982 Stock Option Plan, as     Exhibit 4(n) to the Registrant's Annual
          amended through June 9, 1989.               Report on Form 10-K for the fiscal year
                                                      ended January 31, 1990.
 4(i)     Form of Stock Restriction Agreement of      Exhibit 4(r) to the 1991 10-K.
          the Registrant's Employee Stock Ownership
          Plan (TRASOP Account) (form dated April
          1, 1991).
 4(j)     Registrant's 1992 Stock Option Plan, as     Exhibit 4(g) to the Registrant's Annual
          amended through November 3, 1994.           Report on Form 10-K for the fiscal year
                                                      ended January 31, 1995 (the "1995 10-K").
 4(k)     Form of Stock Restriction Agreement of      Exhibit 4(v) to the 1993 10-K.
          the Registrant's Bonus Compensation Plan
          (form dated July 1992).
 4(l)     Registrant's Stock Compensation Plan, as    Exhibit 4(k) to Registrant's Annual
          amended through April 3, 1996.              Report on Form 10-K for the fiscal year
                                                      ended January 31, 1996 (the "1996 10-K").
 4(m)     Registrant's Management Stock               Exhibit 4(l) to the 1996 10-K.
          Compensation Plan, as amended through
          April 3, 1996.
 4(n)     Form of Non-Qualified Stock Option          Exhibit 4(n) to the 1995 10-K.
          Agreement of the Registrant's 1992 Stock
          Option Plan (form dated February 1995).

EXHIBIT
  NO.              DESCRIPTION OF EXHIBITS                  INCORPORATED BY REFERENCE TO
-------   -----------------------------------------   -----------------------------------------
 4(o)     Form of Non-Qualified Stock Option          Exhibit 4(o) to the 1995 10-K.
          Agreement of the Registrant's 1992 Stock
          Option Plan (form dated February 1995).
 4(p)     Form of Stock Restriction Agreement of      Exhibit 4(p) to the 1995 10-K.
          the Registrant's Bonus Compensation Plan
          (form dated March 1995).
 4(q)     1995 Employee Stock Purchase Plan.          Annex II of the Registrant's Proxy
                                                      Statement for the 1995 Annual Meeting of
                                                      Stockholders as filed June 1995 with the
                                                      SEC (the "1995 Proxy").
 4(r)     1995 Stock Option Plan.                     Annex I to the 1995 Proxy.
 4(s)     Keystaff Deferral Plan, as amended          Exhibit 4(r) to the 1996 10-K.
          through November 1, 1995.
 4(t)     Key Executive Stock Deferral Plan.          Exhibit 4(s) to the 1996 10-K.
 4(u)     Form of Non-Qualified Stock Option          Exhibit 4(t) to the 1996 10-K.
          Agreement of the Registrant's 1995 Stock
          Option Plan (form dated August 1995).
 4(v)     Form of Incentive Stock Option Agreement    Exhibit 4(u) to the 1996 10-K.
          of Registrant's 1995 Stock Option Plan
          (form dated August 1995).
 4(w)     Form of Restriction Agreement of the        Exhibit 4(v) to the 1996 10-K.
          Registrant's Key Executive Stock Deferral
          Plan (form dated March 1996).
 4(x)     Form of Alumni Agreement                    Exhibit 4(w) to the Registrant's Annual
                                                      Report on Form 10-K for the fiscal year
                                                      ended January 31, 1997.
 5(a)     Opinion of Douglas E. Scott, Esq.           Exhibit 5(a) to the Registrant's Form S-3
                                                      as filed on April 28, 1997 with the SEC
                                                      (the "1997 S-3").
 5(b)     Internal Revenue Service determination      Exhibit 5(b) to the 1997 S-3.
          letter dated February 3, 1997, relating
          to the Company's Employee Stock Ownership
          Plan.
 5(c)     Internal Revenue Service determination      Exhibit 5(c) to the 1997 S-3.
          letter dated February 3, 1997, relating
          to the Company's Cash or Deferred
          Arrangement.
23(a)     Consent of Douglas E. Scott, Esq.           Exhibit 23(a) to the 1997 S-3.
          (contained in Exhibit 5(a) to this
          Registration Statement).
23(b)     Consent of Price Waterhouse LLP.            **


---------------

** Filed herewith.